Exhibit 99.1

LEGGETT & PLATT, INCORPORATED

STOCK BONUS PLAN

As Restated Effective July 1, 2013

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1

1.01.	Accounting Year	1
1.02.	Accounts	1
1.03.	Administrative Committee and Investment Committee	2
1.04.	Attained Age	2
1.05.	Beneficiary	2
1.06.	Board of Directors	3
1.07.	Cash Dividends Holding Account	3
1.08.	Cash Dividends Reinvestment Account/Diversified Investments	3
1.09.	Cash Dividends Reinvestment Account/Stock	3
1.10.	Code	3
1.11.	Compensation	3
1.12.	Compensation Base	4
1.13.	Contingent Beneficiary	4
1.14.	Contribution Formula	4
1.15.	Early Retirement Date	4
1.16.	Effective Date	5
1.17.	Eligible Employee	5
1.18.	Eligible Retirement Plan	5
1.19.	Eligible Rollover Distribution	5
1.20.	Employee	5
1.21.	Employee After-Tax Contributions Account/Diversified Investments	6
1.22.	Employee After-Tax Contributions Account/Stock	6
1.23.	Employee Pre-Tax Contributions	6
1.24.	Employee Pre-Tax Contributions Account/Diversified Investments	6
1.25.	Employee Pre-Tax Contributions Account/Stock	7
1.26.	Employer	7
1.27.	Employer Matching Contributions Account/Diversified Investments	7
1.28.	Employer Matching Contributions Account/Stock	7
1.29.	Employer QNEC Account/Diversified Investments	8
1.30.	Employer QNEC Account/Stock	8
1.31.	Employer Stock	8
1.32.	ESOP Transfer Account/Diversified Investments	8
1.33.	ESOP Transfer Account/Stock	8
1.34.	ESOP Transfer Contributions	9
1.35.	Expected Annual Compensation	9
1.36.	Forfeitures	9
1.37.	Highly Compensated Employee	9
1.38.	Hour of Service	10
1.39.	Limited Participant	11
1.40.	Net Profits	11
1.41.	Normal Retirement Date	11
1.42.	One-Year Break in Service	11
1.43.	Participant	11

i

1.44.	Participant Voluntary Deductible Employee Contributions Account/Diversified Investments	11
1.45.	Participant Voluntary Deductible Employee Contributions Account/Stock	11
1.46.	Participation Date	12
1.47.	Pay Period Compensation	12
1.48.	Plan	12
1.49.	Rollover Account/Diversified Investments	12
1.50.	Rollover Account/Stock	12
1.51.	Rollover Contributions	12
1.52.	Roth Contributions	12
1.53.	Roth Contribution Account/Diversified Investments	12
1.54.	Roth Contribution Account/Stock	13
1.55.	[Reserved]	13
1.56.	[Reserved]	13
1.57.	Section 415 Compensation	13
1.58.	Special Valuation Date	13
1.59.	Sponsoring Employer	13
1.60.	Spouse	13
1.61.	Total and Permanent Disability	14
1.62.	Trust Agreement	14
1.63.	Trustee	14
1.64.	Trust Fund	14
1.65.	Valuation Date	14
1.66.	Vesting Service	14

ARTICLE II	PARTICIPATION IN THE STOCK BONUS PLAN
	AND CONTRIBUTIONS BY THE PARTICIPANTS	15

2.01.	Eligibility	15
2.02.	Employee Contributions	16
2.03.	Suspension of Employee Pre-Tax or Roth Contributions	20
2.04.	Resumption of Employee Pre-Tax or Roth Contributions	20
2.05.	Limited Participant	20
2.06.	Correction of the Mistaken Contributions of Highly Compensated Employees or Other Ineligible Employees	20
2.07.	Average Deferral Percentage/Average Contribution Percentage Nondiscrimination Tests Do Not Apply to this Plan	20
2.08.	Limitation on Employee Contributions to This and Other Code Section 401(k) Plans	21
2.09.	Plan Controlling	21
2.10.	Service for Prior Employers	21

ARTICLE III	CONTRIBUTIONS BY THE EMPLOYER	23

3.01.	Employer Matching Contributions	23
3.02.	Additional Employer Matching Contributions	24

3.03.	Limit on “Annual Additions”	24
3.04.	Corrective Adjustments in Annual Additions	25
3.05.	Suspension of Participant Contributions Due to the In-service Withdrawals from a Related Employer 401(k) Plan	25

ARTICLE IV	ACCOUNTS OF PARTICIPANTS	26

4.01.	Determination of Fair Market Value	26
4.02.	Adjustment of Diversified Investment Accounts	26
4.03.	Adjustment of Stock Accounts	27
4.04.	Participant Account Statements	28
4.05.	Best Judgment Rule	28
4.06.	Special Valuation Date	28
4.07.	Change in Capitalization	28
4.08.	Diversified Investments	28
4.09.	ERISA Section 404(c)	31
4.10.	Cash Dividends on Employer Stock; Reinvestment or Cash Election	31
4.11.	Error Correction	32

ARTICLE V	PAYMENT OF BENEFITS TO PARTICIPANTS	33

5.01.	Distribution on Early or Normal Retirement	33
5.02.	Employment Beyond Normal Retirement	33
5.03.	Distribution on Death	33
5.04.	Distribution on Disability	33
5.05.	Distribution on Termination of Employment	33
5.06.	In-Service Withdrawals	34
5.07.	Distributions Usually in Cash	34
5.08.	Distribution Date	35
5.09.	Forms of Distribution; Required Notice	35
5.10.	Death Payments to Contingent Beneficiaries	36
5.11.	Special Rules Applicable to Participant Voluntary Deductible Employee Contributions	37
5.12.	Reemployment; Repayment of Benefits; Restoration of Accounts	38
5.13.	Qualified Domestic Relations Orders	39
5.14.	Eligible Rollover Distributions; Required Tax Withholding; Notice	39
5.15.	Reemployment After a Military Leave; Make-up Contributions	40
5.16.	Minimum Distribution Requirements	40
5.17.	Automatic IRA Rollovers	45

ARTICLE VI	THE COMMITTEES	46

6.01.	Composition and Duties of Administrative Committee and Investment Committee	46
6.02.	Term; No Compensation	46
6.03.	Claims Procedure	46
6.04.	Limitation on Actions	50

6.05.	Required Vote; Records of Administrative Committee and Investment Committee	50
6.06.	Directing Payments	50
6.07.	Nondiscrimination	50
6.08.	Written Instructions to Trustee	51
6.09.	Duty to Maintain Participant Accounts	51
6.10.	Employment of Counsel, Accountants and Other Agents (or Delegees)	51
6.11.	Indemnification	51

ARTICLE VII	THE TRUST FUND AND TRUSTEE	52

7.01.	Trust Agreement	52
7.02.	Trust Fund	52
7.03.	Removal of Trustee	52
7.04.	Powers of Trustee	52
7.05.	Trust Agreement Part of the Plan	52
7.06.	Settlement of Accounts of Trustee	52

ARTICLE VIII	AMENDMENT AND TERMINATION	53

8.01.	Amendment of Plan	53
8.02.	Termination of Plan	53
8.03.	Full Vesting of Accounts on Plan Termination	53
8.04.	Return of Mistaken; Nondeductible Employer Contributions	53

ARTICLE IX	MISCELLANEOUS PROVISIONS	54

9.01.	Corporate Merger or Consolidation	54
9.02.	Plan Transfer or Merger	54
9.03.	Plan Benefits Not Subject to Claims of Creditors	54
9.04.	No Contractual Obligation	54
9.05.	Suspension of Contributions	54
9.06.	No Right of Employment	54
9.07.	Governing Law	55
9.08.	Distribution to a Minor or Incompetent	55
9.09.	Named Fiduciaries	55
9.10.	Administrative Committee, Investment Committee, and Trustee Responsibilities	55
9.11.	Nondiversion Clause	55
9.12.	Voting Rights with Respect to Employer Stock	55
9.13.	Table of Contents; Section Headings	56
9.14.	Gender and Number	56
9.15.	Verbal Representation Limitation	56
9.16.	Reallocation of Lost Participants’ Accounts	56

ARTICLE X	ROLLOVER CONTRIBUTIONS AND ESOP TRANSFERS	57

10.01.	Eligible Rollover Contributions	57
10.02.	ESOP Transfer Contributions	58
10.03.	Vesting in Rollover Contributions and ESOP Transfer Contributions	58
10.04.	Adjustment of Rollover Accounts and ESOP Transfer Accounts	58
10.05.	Distribution of Rollover Accounts and ESOP Transfer Accounts upon Disability	58
10.06.	Distribution of Rollover Accounts and ESOP Transfer Accounts upon Death	58
10.07.	Distribution of Rollover Accounts and ESOP Transfer Accounts upon Termination of Employment	59
10.08.	Form of Distribution	59

ARTICLE XI	TAX EQUITY AND FISCAL RESPONSIBILITY ACT OF 1982 TOP-HEAVY PROVISIONS	60

11.01.	Application	60
11.02.	Special Minimum Contribution	60
11.03.	Key Employee Defined	60

V

LEGGETT & PLATT, INCORPORATED

STOCK BONUS PLAN

Effective July 1, 1977, Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located in Carthage, Missouri (hereinafter referred to as the “Sponsoring Employer” or as an “Employer”), adopted the Leggett & Platt, Incorporated Employee Stock Purchase/Stock Bonus Plan for the benefit of its eligible employees, renamed in the January 1, 2002 restatement as the Leggett & Platt, Incorporated Stock Bonus Plan. The Plan was restated, effective as of January 1, 2004; again, effective as of September 1, 2006; again, effective as of January 1, 2011; and again, as of July 1, 2013. This restatement of the Plan also is effective as of July 1, 2013, except as otherwise indicated.

The purpose of this Plan is to provide an opportunity for eligible employees of the Employers to share in the growth and prosperity of the Employers by acquiring a proprietary interest in the Sponsoring Employer through the acquisition of shares of the Sponsoring Employer’s common stock through the Plan.

This Plan is intended to continue to qualify as a stock bonus plan under Section 401(a) of the Internal Revenue Code (the “Code”) and as an employee stock ownership plan under Section 4975(e)(7) of the Code. It is also intended that this Plan, together with the Trust Agreement, satisfy the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Plan shall be interpreted, wherever possible, to comply with the terms of ERISA and applicable regulations and rulings issued under ERISA.

ARTICLE I

DEFINITIONS

As used in this Plan, the following terms shall have the following meanings unless a different meaning is clearly required by the context in which it is used. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

1.01. Accounting Year. The term “Accounting Year” shall mean the fiscal year of the Sponsoring Employer for federal income tax purposes (which, as of the effective date of this restated Plan document, is the calendar year).

1.02. Accounts. The term “Accounts” shall mean the records maintained for the purpose of accounting for a Participant’s interest in the Plan. “Account” may refer to one, more than one, or all of the following accounts:

(a) Cash Dividends Holding Account;

(b) Cash Dividends Reinvestment Account/Diversified Investments;

(c) Cash Dividends Reinvestment Account/Stock;

(d) Employee After-Tax Contributions Account/Diversified Investments;

(e) Employee After-Tax Contributions Account/Stock;

(f) Employee Pre-Tax Contributions Account/Diversified Investments;

(g) Employer Pre-Tax Contributions Account/Stock;

(h) Employer Matching Contributions Account/Diversified Investments;

(i) Employer Matching Contributions Account/Stock;

(j) Employer QNEC Account/Diversified Investments;

(k) Employer QNEC Account/Stock;

(l) ESOP Transfer Account/Diversified Investments;

(m) ESOP Transfer Account/Stock;

(n) Participant Voluntary Deductible Employee Contributions Account/Diversified Investments;

(o) Participant Voluntary Deductible Employee Contributions Account/Stock;

(p) Rollover Account/Diversified Investments;

(q) Rollover Account/Stock;

(r) Roth Contribution Account/Stock;

(s) Roth Contribution Account/Diversified Investment Funds;

(t) Roth Rollover Account/Stock

(u) Roth Rollover Account/Diversified Investment Funds;

The Administrative Committee may also provide for the maintenance of subaccounts within each of these Accounts, to the extent such subaccounts are necessary to comply with applicable provisions of (i) the Code, (ii) any state or federal statute, or (iii) guidance issued by the Internal Revenue Service.

1.03. Administrative Committee and Investment Committee. The term “Administrative Committee” and the term “Investment Committee” shall mean the Administrative Committee and Investment Committee provided for in Article VI.

1.04. Attained Age. The term “Attained Age” shall mean the age, in years, of an Employee as of the last anniversary of his or her date of birth.

1.05. Beneficiary. The term “Beneficiary” shall mean the surviving Spouse of a deceased Participant, or, in the event that either:

(a) the deceased Participant is not survived by a Spouse, or

(b) the deceased Participant’s surviving Spouse had consented, in writing, witnessed by a notary public, to the designation of another beneficiary,

the person or persons, including a trust or estate, designated by the Participant in the latest written notice to the Administrative Committee on a form provided by the Administrative Committee. If any nonspouse Beneficiary so designated predeceases the Participant and the Participant has no surviving Spouse at his or her death and had not designated another Beneficiary, the provisions of Section 5.10 shall apply. The Participant shall have the right to change his or her Beneficiary from time to time in the manner hereinabove described.

Any beneficiary designation made in accordance with the foregoing, shall be automatically revoked on the marriage or divorce and remarriage of a Participant.

Notwithstanding the foregoing requirements that Beneficiary designations be in writing, the Administrative Committee or its delegee, may permit such designations to be made electronically, if made in a manner prescribed by the Administrative Committee or its delegee. Spousal consent to a nonspouse beneficiary designation, however, must, as previously indicated, be in writing in the presence of a notary public.

1.06. Board of Directors. The term “Board of Directors” shall mean the Board of Directors of the Sponsoring Employer, unless in the context in which it is used it clearly means the Board of Directors of an Employer.

1.07. Cash Dividends Holding Account. The term “Cash Dividends Holding Account” shall mean the Account of a Participant to which cash dividends attributable to his or her Accounts that the Participant has elected to have paid to him or her, pursuant to Section 4.10, which are received by the Trustee after January 1, 2002, and credited to this Account pursuant to Section 4.10. A Participant’s Cash Dividends Holding Account shall be debited when the cash dividends are distributed to the Participant pursuant to Section 4.10.

1.08. Cash Dividends Reinvestment Account/Diversified Investments. The term Cash Dividends Reinvestment Account/Diversified Investments” shall mean the Account of a Participant which is credited with amounts from his or her Cash Dividends Reinvestment Account/Stock which are diversified into certain investments elected pursuant to Section 4.08, credited or debited with adjustments made pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to the Participant’s Stock or Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.09. Cash Dividends Reinvestment Account/Stock. The term “Cash Dividends Reinvestment Account/Stock” shall mean the Account of a Participant which is credited with his or her shares of Employer Stock purchased by the Trust Fund from reinvested dividends received by the Trust Fund which are attributable to his or her Accounts and are credited or debited with adjustments made pursuant to Section 4.03 and transfers into or out of the diversified investments elected pursuant to Section 4.08. While each Participant’s Account/Stock shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.10. Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.11. Compensation. Except as provided below, the term “Compensation” shall mean a Participant’s (i) total salary or wages, including overtime pay, and (ii) bonuses paid on a regular, recurring basis, any other bonus, including a bonus paid on a non-regular recurring basis, except for an extraordinary bonus, and regular incentive awards received under bonus and incentive plans of the Employer. “Compensation” shall not include extraordinary forms of remuneration such as living and automobile allowances, imputed or bonus income related to insurance programs, extraordinary bonuses, extraordinary incentive awards, severance pay, awards of restricted Company Stock (both when awarded and when the shares at issue become taxable to the recipient), adjustments to compensation for tax purposes, and payouts under the following Company programs: Preferred Stock Unit (Cash), Preferred Stock Unit (Stock), Profitable Growth Incentive (Cash), and Profitable Growth Incentive (Stock).

If a Participant is on a military leave during a period of time when his or her reemployment rights with the Employer are guaranteed by federal law, he or she shall be deemed to have received Compensation during his or her period of military service, provided he or she is reemployed by an Employer within the time required by federal law after the expiration of his or her active military service. A Participant’s deemed Compensation during a military leave shall be computed on the assumption that his or her regular rate of pay would have been paid for forty (40) hours a week or eight (8) hours a day during the regular business days from the commencement of his or her military leave to his or her reemployment date. Regular rate of pay shall be calculated for this purpose on the basis of his or her regular hourly rate of pay at the time of the commencement of his or her military leave, adjusted by the average increases at the facility or principal place of his or her employment for similarly situated active employees during the period of his or her military leave. Notwithstanding the foregoing provisions of this paragraph, for Accounting Years beginning on and after January 1, 2009, a Participant’s Compensation shall include any payments of military differential pay, in accordance with the provisions of Code Section 414(u)(12).

This Plan does not limit Compensation in accordance with the provisions of Section 401(a)(17) of the Code because the Plan does not benefit any Highly Compensated Employees.

1.12. Compensation Base. For 2012, the term “Compensation Base” shall mean $38,642; for 2013, it shall mean $39,029. The term “Compensation Base” for any Accounting Year after 2013 shall mean the Compensation Base for the immediately preceding Accounting Year increased by the merit budget percentage guideline which was approved by the Employer’s Chief Executive Officer for the immediately preceding Accounting Year for salaried and clerical hourly employees defined as average performers, rounded down to the next whole percentage.

1.13. Contingent Beneficiary. The term “Contingent Beneficiary” shall mean the person or persons (or a trust) duly designated by the Participant, with the written consent of his or her Spouse, if any, witnessed by a notary public, to receive any death benefit due from the Plan in the event the designated Beneficiary does not survive the Participant. Notwithstanding the foregoing, written consent of the Spouse is not required if the Spouse is designated as the Beneficiary. Notwithstanding the foregoing requirement that Participant designations be in writing, the Administrative Committee or its delegee, may permit such designations to be made electronically, provided the primary beneficiary is the Participant’s Spouse. If the primary Beneficiary is not the Participant’s Spouse, the Spouse must consent in writing, in the presence of a notary public to the designation of both the primary and the contingent beneficiary.

1.14. Contribution Formula. The term “Contribution Formula,” as well as the terms “Contribution Formula 1,” “Contribution Formula 2,” and “Grandfathered Contribution Formula,” shall have the meaning ascribed to them in Subsection 2.02(a).

1.15. Early Retirement Date. The term “Early Retirement Date” shall mean the date a Participant retires and leaves the employ of the Employers provided he or she has attained age fifty-five (55) and has at least five (5) years of Vesting Service or attains age sixty (60) on or before January 1, 2005, regardless of the number of the Participant’s years of Vesting Service.

1.16. Effective Date. The term “Effective Date” shall mean July 1, 1977, the original effective date of the Plan. Unless otherwise specified in the amended Plan provisions, the effective date of this restatement shall be July 1, 2013.

1.17. Eligible Employee. The term “Eligible Employee” shall mean each Employee who as of any Participation Date satisfies (a), (b), and, if applicable, (c):

(a) He or she is not a Highly Compensated Employee;

(b) He or she is not eligible for participation in the Leggett & Platt Incorporated Executive Stock Unit Plan; and

(c) If he or she is a part-time or temporary Employee, he or she has either (i) been credited with at least one thousand (1,000) Hours of Service in his or her first twelve (12) months of employment, or (ii) been credited with at least one thousand (1,000) Hours of Service in any Accounting Year.

If an Employee ceases to satisfy these eligibility conditions, he or she shall cease to be an “Eligible Employee” and the provisions of Section 2.05 shall apply.

1.18. Eligible Retirement Plan. The term “Eligible Retirement Plan” shall have the meaning specified in Section 5.14.

1.19. Eligible Rollover Distribution. The term “Eligible Rollover Distribution” shall have the meaning specified in Section 5.14.

1.20. Employee. The term “Employee” shall mean each current or future employee of an Employer, including a part-time employee and a temporary employee, except for all purposes of the Plan, the term “Employee” shall not include any employee who is a member of a collective bargaining unit, the representatives of which have bargained for and/or negotiated retirement benefits (other than those contained herein) and who have been excluded from this Plan as the result of good faith negotiations between the parties (such exclusion shall be considered to have occurred in the event the matter of participation is not raised by the unit’s collective bargaining representative). Furthermore, the term “Employee” shall not include any “leased employee” as hereinafter defined, nor any other person classified by his or her Employer as a “leased employee,” or any person classified by his or her Employer as an “independent contractor.”

A person classified by an Employer as either a “leased employee” or an “independent contractor” is not an Employee for purposes of this Plan, even if the person is later classified as a common law employee by the Employer or is later classified as a common law employee pursuant to the settlement of a federal employment tax audit with the Internal Revenue Service (in which event such person shall only be considered to be an Employee, for the purpose of this Plan, from and after the date of his or her classification by the Employer as a common law employee of an Employer (or an employer that is a member of a controlled group of corporations or trades or businesses with an Employer within the meaning of Sections 414(b) or (c) of the Code).

The term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control of the recipient. A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132(f), Section 402(e)(3), Section 402(h)(l)(B), or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) if leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated workforce.

1.21. Employee After-Tax Contributions Account/Diversified Investments. The term “Employee After-Tax Contributions Account/Diversified Investments” shall mean the Account of a Participant to which shall be credited amounts from his or her Employee After-Tax Contributions Account/Stock which are diversified into certain investments elected pursuant to Section 4.08, credited or debited pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.22. Employee After-Tax Contributions Account/Stock. The term “Employee After-Tax Contributions Account/Stock” shall mean the Account of a Participant to which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant’s nondeductible contributions made pursuant to Subsection 2.02(d), credited or debited with the adjustments made pursuant to Section 4.03, and credited or debited with transfers into or out of diversified investments pursuant to Section 4.08. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.23. Employee Pre-Tax Contributions. The term “Employee Pre-Tax Contributions” is defined in Subsection 2.02(b).

1.24. Employee Pre-Tax Contributions Account/Diversified Investments. The term “Employee Pre-Tax Contributions Account/Diversified Investments” shall mean the Account of a Participant to which shall be credited amounts from his or her Employee Pre-Tax Contributions Account/Stock which are diversified into certain investments elected pursuant to Section 4.08, credited or debited pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.25. Employee Pre-Tax Contributions Account/Stock. The term “Employee Pre-Tax Contributions Account/Stock” shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant’s pre-tax contributions made pursuant to Subsection 2.02(b), credited or debited with the adjustments made pursuant to Section 4.03 and credited or debited with transfers into or out of diversified investments pursuant to Section 4.08. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.26. Employer. The term “Employer” shall mean Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located at Carthage, Missouri, its successors and assigns, and any subsidiary or affiliated companies authorized by the Board of Directors of Leggett & Platt, Incorporated to participate in this Plan with respect to their Employees, and subject to the provisions of Article IX, any corporation into which the Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred. The addition of a participating Employer shall be pursuant to action by the director(s) of the subsidiary or affiliate, which may contain special provisions, including provisions with respect to the recognition by this Plan of Hours of Service and/or Years of Vesting Service prior to the date a subsidiary or affiliate becomes a participating Employer in this Plan (pursuant to Section 2.01). The Employers participating in this Plan as of the first day of each Plan Year, along with the branch numbers and locations of such Employers, are listed on the applicable Schedule I.

1.27. Employer Matching Contributions Account/Diversified Investments. The term “Employer Matching Contributions Account/Diversified Investments” shall mean the Account of a Participant to which is credited amounts from his or her Employer Matching Contributions Account/Stock which are diversified into certain investments elected pursuant to Section 4.08, credited or debited with adjustments made pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments. Separate subaccounts may also be maintained for the diversified investment of after-tax employee contributions, Employee Pre-Tax Contributions, and Roth Contributions.

1.28. Employer Matching Contributions Account/Stock. The term “Employer Matching Contributions Account/Stock” shall mean the Account of a Participant which is credited with his or her shares of Employer Stock purchased by the Trust Fund from Employer Matching Contributions or contributed to the Trust Fund by the Employer as an Employer Contribution, credited or debited with adjustments made pursuant to Section 4.03 and transfers into or out of the diversified investments elected pursuant to Section 4.08. While each Participant’s Employer Matching Contributions Account/Stock shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions or transfers into this Account and/or for the proceeds from the sale of Employer Stock. Separate subaccounts may also be maintained for Employer Stock investments of after-tax employee contributions, Employee Pre-Tax Contributions, and Roth Contributions.

1.29. Employer QNEC Account/Diversified Investments. The term “Employer QNEC Account/Diversified Investments” shall mean the Account of a Participant to which is credited amounts from his or her Employer QNEC Account/Stock which are diversified into certain investments elected pursuant to Section 4.08, credited or debited with adjustments made pursuant to Section 4.02 and debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.30. Employer QNEC Account/Stock. The term “Employer QNEC Account/Stock” shall mean the Qualified Non-Elective Contributions Account of a Participant which is credited with his or her shares of Employer Stock purchased by the Trust Fund from Employer Matching Contributions or contributed to the Trust Fund by the Employer as an Employer Contribution, credited or debited with adjustments made pursuant to Section 4.03 and credited or debited with transfers into or out of the diversified investments elected pursuant to Section 4.08. While each Participant’s Employer Matching Contributions Account/Stock shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.31. Employer Stock. The term “Employer Stock” shall mean the shares of the common stock of the Sponsoring Employer, with voting rights, which are contributed to or acquired by the Trustee as part of the Trust Fund.

1.32. ESOP Transfer Account/Diversified Investments. The term “ESOP Transfer Account/Diversified Investments” shall mean the Account of a Participant which is credited with amounts from his or her ESOP Transfer Account/Stock which are diversified into certain investments pursuant to Section 4.08, credited or debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investment Accounts. Separate subaccounts may be maintained for each diversified investment option and may be maintained for the interim investment of transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.33. ESOP Transfer Account/Stock. The term “ESOP Transfer Account/Stock” shall mean the Account of a Participant which is credited with shares of Employer Stock which the Participant elected to transfer from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 of this Plan, credited or debited with benefit payments or transfers from such accounts to the Participant’s Diversified Investment Accounts. Separate subaccounts may be maintained for each diversified investment option and may be maintained for the interim investment of transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.34. ESOP Transfer Contributions. The “ESOP Transfer Contributions” shall mean the shares of Employer Stock and other amounts which were transferred at the Participant’s election from the Leggett & Platt, Incorporated Employee Stock Ownership Plan pursuant to Section 10.02 of this Plan.

1.35. Expected Annual Compensation. The term “Expected Annual Compensation” shall mean an Eligible Employee’s Compensation for the later of:

(a) The Accounting Year immediately preceding the Accounting Year in which the Eligible Employee either first made Employee Pre-Tax Contributions pursuant to Subsection 2.2(b) or Roth Contributions pursuant to Subsection 2.2(c) or resumed making such Contributions following a period during which he or she was ineligible to make them; or

(b) The Accounting Year immediately preceding the Eligible Employee’s most recent change in Contribution Formula, pursuant to Paragraph 2.02(a)(iii).

1.36. Forfeitures. The term “Forfeitures” shall mean the nonvested portions of the Employer Matching Contributions Account/Stock or Diversified Investments of each Participant who terminated employment during an Accounting Year and either (a) received a distribution of his or her Account before the end of such Accounting Year or (b) did not receive a distribution during the Accounting Year and was not reemployed before the end of such Accounting Year. The Forfeiture shall occur as of the earlier of (i) the date the Participant’s vested Accounts are distributed, or (ii) the last day of the Accounting Year in which the Participant terminates employment and is not reemployed by the end of the Accounting Year. Forfeitures shall also include any amounts forfeited pursuant to Section 2.06. Forfeitures shall be applied as soon as reasonably practicable after the Forfeiture occurs to reduce Employer Matching Contributions under Section 3.01 or Additional Employer Matching Contributions under Section 3.02.

1.37. Highly Compensated Employee. The term “Highly Compensated Employee” shall mean any employee of the Employers (or any other entity that is a member of a controlled group of corporations with the Sponsoring Employer, is under common control with the Sponsoring Employer, or is part of an affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c), and (m) of the Code), who (in accordance with Section 414(q) of the Code) either:

(a) Was a more than 5% owner of an Employer (within the meaning of Code Section 414(q)(2)) at any time during the Accounting Year or the preceding Accounting Year; or

(b) Received Section 415 Compensation during the preceding Accounting Year in excess of $115,000 (as adjusted for such Accounting Year pursuant to Code Sections 414(q)(1) and 415(d)).

1.38. Hour of Service. The term “Hour of Service” shall mean any hour for which an employee is directly or indirectly compensated or entitled to compensation by an Employer; including, for this purpose, any employer that is a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c), and (m) of the Code:

(a) For the performance of duties for an Employer;

(b) For other reasons not requiring the performance of duties such as vacation, holiday, illness, incapacity (including disability), jury duty, or a paid leave of absence; and

(c) As a result of a back pay award (irrespective of mitigation of damages) which has been awarded or agreed to by an Employer.

The Hours of Service credited to an employee under Subsection (a) and Subsection (c) above for which duties were performed shall be based upon the actual number of Hours of Service for which he or she is directly or indirectly compensated as hereinabove provided. The number of Hours of Service to be credited to an employee under Subsections (b) and (c) above for which no duties were performed shall be calculated on the basis of the number of hours regularly scheduled for the performance of duties during the period of time for which he or she received compensation or a back pay award. If an employee has no regular work schedule, the number of Hours of Service shall be calculated on the basis of an eight (8) hour day and/or forty (40) hour week. If an employee receives direct or indirect compensation under Subsection (b) or Subsection (c) of this Section for which no duties were performed which was not based upon “units of time” the Hours of Service to be credited shall be calculated pursuant to the pertinent governmental regulations.

Hours of Service for the performance of duties shall be credited as of the date the duties were performed; Hours of Service for other reasons not requiring the performance of duties, shall be credited to the period or periods for which the payment was made; Hours of Service resulting from a back pay award, to the extent not previously credited, shall be credited for the period or periods to which the award or agreement pertains.

Notwithstanding the foregoing:

(i) No more than five hundred one (501) Hours of Service shall be credited under Subsection (b) and Subsection (c) above for any single continuous period during which no duties were performed;

(ii) No Hours of Service shall be credited under Subsection (b) above if the indirect compensation was paid pursuant to workers compensation, unemployment compensation, or disability insurance laws; and

(iii) No Hours of Service shall be credited for any payment to an employee which solely reimburses the employee for medical or medically related expenses.

1.39. Limited Participant. The term “Limited Participant” shall mean a Participant who becomes a “Limited Participant” as defined in Sections 2.03 and 2.05.

1.40. Net Profits. The term “Net Profits” shall mean the net income of the Sponsoring Employer for an Accounting Year calculated in accordance with generally accepted accounting principles before (i) federal or state income taxes, or (ii) any additional contributions to this Plan pursuant to Section 3.02.

1.41. Normal Retirement Date. The term “Normal Retirement Date” shall mean a Participant’s sixty-fifth (65th) birthday.

1.42. One-Year Break in Service. A “One-Year Break in Service” shall occur for any Accounting Year if an Employee is not credited with more than five hundred (500) Hours of Service for such Accounting Year. A “One-Year Break in Service” shall not be deemed to have occurred if it is solely caused by either (i) service in the armed forces of the United States while an Employee’s reemployment rights are guaranteed by law, (ii) a leave of absence (without pay) duly granted an Employee by his or her Employer, or (iii) a “maternity or paternity absence,” as defined in Sections 410(a)(5)(E) and 411(a)(6)(E) of the Code, i.e., an absence because of:

(a) Pregnancy of an Employee;

(b) Birth of a child of an Employee;

(c) Placement of a child for adoption with an Employee; or

(d) Caring for a child during the period immediately following such a birth or placement.

1.43. Participant. The term “Participant” shall mean an Eligible Employee who has met the requirements of Article II for participation hereunder.

1.44. Participant Voluntary Deductible Employee Contributions Account/Diversified Investments. The term “Participant Voluntary Deductible Employee Contributions Account/Diversified Investments” shall mean the Account of a Participant which is credited with amounts from his or her Participant Voluntary Deductible Employee Contributions Account/Diversified Investments which is diversified into certain investments pursuant to Section 4.08, credited or debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investment Accounts. Separate subaccounts may be maintained for each diversified investment option and may be maintained for transfers into this Account and/or for the interim investment of the proceeds from the sale of diversified investments.

1.45. Participant Voluntary Deductible Employee Contributions Account/Stock. The term “Participant Voluntary Deductible Employee Contributions Account/Stock” shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund prior to 1987 with the Participant’s deductible contributions made prior to 1987. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.46. Participation Date. The term “Participation Date” shall mean January 1 and July 1 in each calendar year, as well as any “Special Participation Date” established by the Administrative Committee for newly Eligible Employees as a result of a corporate acquisition, a change in the Plan’s eligibility rules, or otherwise.

1.47. Pay Period Compensation. The term “Pay Period Compensation” shall mean the Compensation an Eligible Employee earns for a payroll period.

1.48. Plan. The term “Plan” shall mean the Leggett & Platt, Incorporated Stock Bonus Plan (formerly the Leggett & Platt, Incorporated Employee Stock Purchase/Stock Bonus Plan).

1.49. Rollover Account/Diversified Investments. The term “Rollover Account/ Diversified Investments” shall mean the Account of a Participant which is credited with amounts from his or her Rollover Account/Stock which is diversified into certain investments pursuant to Section 4.08, credited or debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investment Accounts. Separate subaccounts may be maintained for each diversified investment option and may be maintained for the interim investment of contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.50. Rollover Account/Stock. The term “Rollover Account/ Stock” shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant’s Rollover Contributions made pursuant to Section 10.1. While such account shall record the number of shares credited to the account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.51. Rollover Contributions. The term “Rollover Contributions” shall mean the Participant’s Rollover Contributions made pursuant to Section 10.1.

1.52. Roth Contributions. The term “Roth Contributions” is defined in Subsection 2.02(c)

1.53. Roth Contribution Account/Diversified Investments. The term “Roth Contribution Account/Diversified Investments” shall mean the Account of a Participant to which shall be credited amounts from his or her Employee Roth Contributions Account/Stock which are diversified into certain investments elected pursuant to Section 4.08, credited or debited pursuant to Section 4.02, and debited with benefit payments or transfers from such accounts to Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

1.54. Roth Contribution Account/Stock. The term “Roth Contribution Account/Stock” shall mean the Account of a Participant which is credited with shares of Employer Stock purchased by the Trust Fund from the Participant’s Roth Contributions made pursuant to Subsection 2.02(c), credited or debited with the adjustments made pursuant to Section 4.03, and credited or debited with transfers into or out of diversified investments pursuant to Section 4.08. While such Account shall record the number of shares credited to the Account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such Account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock.

1.55. [Reserved]

1.56. [Reserved]

1.57. Section 415 Compensation. The words “Section 415 Compensation” shall have the meaning ascribed to the term “compensation” in Section 1.415(c)-2(d)(4) of the Treasury Regulations issued under the Code (i.e., a Participant’s earnings for the Accounting Year, as reported in “Box 1” of Form W-2). For Accounting Years beginning on and after January 1, 2008, a Participant’s Section 415 Compensation shall exclude all payments made after the Participant’s severance from employment with the Employer, unless such a payment (i) consists of regular pay that would have been paid to the Participant before such severance if he or she had continued in employment with the Employer, and (ii) is made by the later of two and one-half months after such severance or the end of the limitation year that includes the date of such severance; provided, however, that for Accounting Years beginning on and after January 1, 2009, a Participant’s Section 415 Compensation shall include any payments of military differential pay, in accordance with the provisions of Code Section 414(u)(12). For purposes of the preceding sentence, a Participant’s “regular pay” includes compensation for services during his or her regular work hours, compensation for services outside his or her regular work hours (such as overtime or shift differential pay), commissions, bonuses, or other similar payments. In no event shall a Participant’s Section 415 Compensation for an Accounting Year exceed the limit on such compensation imposed under Code Section 401(a)(17)(B) for such Accounting Year.

1.58. Special Valuation Date. The term “Special Valuation Date” shall have the meaning set forth in Section 4.06.

1.59. Sponsoring Employer. The term “Sponsoring Employer” shall mean Leggett & Platt, Incorporated.

1.60. Spouse. Effective as of September 16, 2013, the term “Spouse,” whether capitalized or uncapitalized, shall mean the individual to whom the Participant is legally married, as determined under applicable law, in accordance with guidance issued by the Internal Revenue Service and the Department of Labor, on the date the Participant’s benefit under this Plan commences or, if earlier, the date of the Participant’s death. To the extent required by a “qualified domestic relations order,” as defined in Section 414(p) of the Code, the term Spouse shall also include a Participant’s former Spouse.

1.61. Total and Permanent Disability. The term “Total and Permanent Disability” or “Totally and Permanently Disabled” shall mean a physical or mental condition arising after the original date of employment of the Participant which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profits except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is totally and permanently disabled shall be made (i) on medical evidence by a licensed physician designated by the Administrative Committee, (ii) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Employer, or (iii) on evidence that the Participant is eligible for disability benefits under the Social Security Act in effect at the date of disability.

1.62. Trust Agreement. The term “Trust Agreement” shall mean the agreement entered into between the Employer and the Trustee contemporaneously with the execution of this Plan as it may subsequently be amended.

1.63. Trustee. The term “Trustee” shall mean the Trustee under the Trust Agreement.

1.64. Trust Fund. The term “Trust Fund” shall mean all cash, Employer Stock, other securities and property held by the Trustee pursuant to the terms of the Trust Agreement, together with income therefrom.

1.65. Valuation Date. The term “Valuation Date” shall mean, effective September 1, 2006, each business day the U.S. securities markets are open.

1.66. Vesting Service. The term “Vesting Service” shall mean the number of Accounting Years during which the Employee is credited with at least one thousand (1,000) Hours of Service, including any Hours of Service with an Employer while the Employer was a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c), and (m) of the Code, but excluding any Hours of Service with an Employer prior to the date the Employer became a part of a controlled group with the Sponsoring Employer. If a Member is on military leave during a period of time when his or her reemployment rights with an Employer are guaranteed by federal law, he or she shall be credited with Hours of Service for vesting during his or her military leave, computed on the basis of forty (40) hours a week or eight (8) hours a day for each regular business day from the commencement of his or her military leave to his or her reemployment date, provided he or she applies for reemployment by an Employer within the time required by federal law after the expiration of his or her military service.

ARTICLE II

PARTICIPATION IN THE STOCK BONUS PLAN

AND CONTRIBUTIONS BY THE PARTICIPANTS

2.01. Eligibility. Each Eligible Employee who was a Participant in the Plan on December 31, 2010, shall be entitled to continue to participate in the Plan on and after January 1, 2011, provided he or she remains an Eligible Employee and he or she is not a Highly Compensated Employee. No Employee shall be entitled to continue to participate in this Plan for any part of any Accounting Year after 1988 during which he or she is a Highly Compensated Employee, except as a Limited Participant as provided in Section 2.05.

As of any Participation Date on or after January 1, 1989, and prior to January 1, 2002, any Eligible Employee who was not a Highly Compensated Employee was eligible to become a Participant provided his or her original date of employment was at least one (1) year prior to such Participation Date and he or she agreed to make (and did make) the Participant after-tax contributions then required.

As of any Participation Date on or after January 1, 2002, and prior to January 1, 2004, any Eligible Employee who was not a Highly Compensated Employee was eligible to become a Participant provided his or her original date of employment was at least one (1) year prior to such Participation Date and he or she agreed to make (and did make) the Participant pre-tax contributions then required in Subsection 2.02(a).

As of any Participation Date on or after January 1, 2004, any Eligible Employee who is not a Highly Compensated Employee shall become a Participant, provided:

(a) His or her original date of employment is at least one year prior to such Participation Date; and

(b) He or she is employed by an Employer that is a participating employer and at a branch of an Employer that is a participating group in this Plan.

Such a Participant shall thereafter be eligible to share in allocations of Employer Matching Contributions and Additional Employer Matching Contributions if he or she agrees to make (and does make) the Employee Pre-Tax Contributions described in Subsection 2.02(b) or (effective as of July 1, 2013) the Roth Contributions described in Subsection 2.02(c).

A terminated Participant, who previously made employee contributions to this Plan and who is reemployed after December 31, 2001, shall become a Participant on his or her reemployment date, provided he or she is not a Highly Compensated Employee and agrees to resume making (and does resume making) the Employee Pre-Tax Contributions described in Subsection 2.02(b) or the Roth Contributions described in Subsection 2.02(c).

A terminated Employee (who had not become a Participant prior to his or her termination) who is reemployed by the Employer shall become a Plan Participant on the later of his or her reemployment date or the Participation Date coincident with or immediately following the date he or she satisfies the requirements set forth in this Section 2.01, counting, for this purpose, all of his or her periods of employment.

2.02. Employee Contributions. Each Participant may contribute to the Trust Fund in accordance with the following provisions of this Section. For each Accounting Year, each Participant may elect to make Employee Pre-Tax Contributions and/or Roth Contributions to this Plan, according to his or her Contribution Formula; provided, however, that a Participant’s initial election to make such Contributions must be made as of a date specified in Paragraph 2.02(a)(iii). The Participant may allocate his or her total contributions for any Accounting Year between Employee Pre-Tax Contributions and Roth Contributions.

(a) Contribution Formulas. A Participant’s Contribution Formula for the first Accounting Year in which he or she is eligible to make Employee Pre-Tax or Roth Contributions to the Plan shall be determined according to the rules set forth in Sections 2.02(a)(i) through (iii). The Contribution Formula so determined shall remain in effect for each Accounting Year thereafter until the Participant is eligible and elects to change to a different Contribution Formula pursuant to Paragraph 2.02(a)(iv).

(i) Contribution Formula 1. Subject to the restrictions described in the remainder of this Paragraph (i), each Participant whose Expected Annual Compensation for an Accounting Year exceeds the Compensation Base for such Accounting Year may elect to have Employee Pre-Tax Contributions and/or Roth Contributions withheld, by payroll deduction, from his or her Pay Period Compensation. Any such election may be made only by written or, if made available by the Administrative Committee or its delegee, electronic, notice to the Administrative Committee or its delegee (on forms or in an electronic manner prescribed by the Administrative Committee or its delegee). Such contributions shall, in total, be equal to a whole percentage, not less than two percent (2%) and not greater than six percent (6%), of the amount by which the Participant’s Pay Period Compensation for such Pay Period exceeds the amount determined by prorating a specified dollar amount (the “Threshold Amount”) for the Accounting Year over the same Pay Period, then rounding to the nearest whole dollar. Any such election of either Contribution type shall also be in whole percentages, and any election of the minimum percentage (i.e., two percent (2%) shall consist solely of either Employee Pre-Tax or Roth Contributions.

Thus, for 2012, for which the Threshold Amount is $27,265:

(A) A salaried Employee who is paid biweekly may contribute a percentage of his or her Pay Period Compensation in excess of $1,049 per Pay Period ($27,265 divided by 26 Pay Periods);

(B) A salaried Employee who is paid weekly may contribute a percentage of his or her Pay Period Compensation in excess of $524 per Pay Period ($27,265 divided by 52 Pay Periods); and

(C) An hourly Employee may contribute a percentage of his or her Pay Period Compensation in excess of $13.11 per hour ($27,265 divided by 2,080 hours per year) times the number of hours for which he or she works during the Pay Period, not to exceed forty (40) hours.

And for 2013, for which the Threshold Amount is $27,538:

(A) A salaried Employee who is paid biweekly may contribute a percentage of his or her Pay Period Compensation in excess of $1,059 per Pay Period ($27,538 divided by 26 Pay Periods);

(B) A salaried Employee who is paid weekly may contribute a percentage of his or her Pay Period Compensation in excess of $530 per Pay Period ($27,538 divided by 52 Pay Periods); and

(C) An hourly Employee may contribute a percentage of his or her Pay Period Compensation in excess of $13.24 per hour ($27,538 divided by 2,080 hours per year) times the number of hours for which he or she works during the Pay Period, not to exceed forty (40) hours.

The Threshold Amount shall be increased for each Accounting Year by the merit budget percentage guideline that was approved by the Employer’s Chief Executive Officer for the immediately preceding Accounting Year for salaried and clerical hourly employees, rounded down to the next whole percentage.

(ii) Contribution Formula 2. Each Participant whose Expected Annual Compensation for an Accounting Year does not exceed the Compensation Base for such Accounting Year may authorize that Employee Pre-Tax and/or Roth Contributions be withheld, by payroll deduction, equal to a whole percentage, not less than two percent (2%) and not greater than six percent (6%), of his or her Pay Period Compensation. Any such authorization may be made only by written or, if made available by the Administrative Committee or its delegee, electronic, notice to the Administrative Committee or its delegee (on forms or in an electronic manner prescribed by the Administrative Committee or its delegee).

(iii) Initial Contribution Election. A Participant’s initial contribution election must be made as follows:

(A) Before July 1, 2012: as of a Participation Date coincident with or after the date he or she satisfies the eligibility requirements of Section 2.01.

(B) On and after July 1, 2012: as of any payroll date that is at least an administratively reasonable period after such election is received and acknowledged by the Administrative Committee or its delegee.

(iv) Election to Change Contribution Formula. A Participant may elect to change to a different Contribution Formula; provided, however, that such different formula shall be determined pursuant to Paragraphs 2.02(a)(i) and (ii), based on the Participant’s Compensation for the immediately preceding Accounting Year. Any such election may be made only by written or, if made available by the Administrative Committee or its delegee, electronic, notice to the Administrative Committee or its delegee (on forms or in an electronic manner prescribed by the Administrative Committee or its delegee).

(v) Fixed-Percentage and Fixed-Dollar Formulas Before April 1, 2007. Before April 1, 2007, this Plan provided that Employee pre-tax contributions were made under either a “fixed percentage” or “fixed dollar” formula. A Participant who was making contributions under the fixed percentage formula as of March 31, 2007, shall contribute under Contribution Formula 1 on and after April 1, 2007, until the Participant is eligible and elects to change to a different Contribution Formula, pursuant to Paragraph 2.02(a)(iv); and a Participant who was contributing under the fixed dollar formula as of March 31, 2007, shall contribute under Contribution Formula 2 on and after April 1, 2007, until the Participant is eligible and elects to change to a different Contribution Formula, pursuant to Paragraph 2.02(a)(iv).

(vi) After-Tax Employee Contributions Before January 1, 2002. Before January 1, 2002, this Plan provided that Participant contributions would be made on a nondeductible or after-tax basis. Effective from and after January 1, 2002, through June 30, 2013, Participant nondeductible or after-tax contributions to this Plan were neither required nor permitted. Effective July 1, 2013, after-tax contributions to this Plan are permitted, solely in accordance with Subsection (c) and the Plan’s other provisions governing Roth Contributions.

(b) Employee Pre-Tax Contributions. Subject to the limitations set forth elsewhere in this Plan, each Eligible Employee who is a Participant may elect to have his or her Employer contribute on his or her behalf, as an Employee Pre-Tax Contribution, a portion of the Participant’s Compensation otherwise payable to him or her for each Payroll Period. The Compensation actually paid to the Participant for such Payroll Period shall be reduced by an amount equal to the Employee Pre-Tax Contribution. The Employer shall forward such Contributions to the Trustee as soon as practicable following the end of each payroll period, but in no event later than the fifteenth (15th) business day of the month following the month in which the contributions are withheld from the Participant’s Compensation. Except for occasional, bona fide administrative considerations, Employee Pre-Tax Contributions to the Plan shall not precede the earlier of the performance of services relating to the contribution or the time at which the Compensation subject to the Participant’s deferral election would be currently available to the Participant.

(c) Roth Contributions.

(i) Acceptance of Roth Contributions. Effective as of July 1, 2013, the Plan will accept Roth Contributions made on behalf of Participants. A Participant’s Roth Contributions will be allocated to separate Accounts maintained for such contributions, as described in Paragraph (ii). Unless specifically stated otherwise, Roth Contributions will be treated as Employee Pre-Tax Contributions for all purposes under the Plan.

(ii) Separate Accounting. Contributions and withdrawals of Roth Contributions shall be credited and debited to the Roth Contribution Accounts maintained for each Participant pursuant to Subsections 1.02(r) and (s). The Plan will maintain a record of the amount of Roth Contributions in each Participant’s Roth Contribution Accounts. Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Accounts and the Participant’s other Accounts under the Plan. No contributions other than Roth Contributions and properly attributable earnings thereon will be credited to a Participant’s Roth Contribution Accounts.

(iii) Definition. A “Roth Contribution” is an after-tax elective deferral that is:

(A) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Contribution that is being made in lieu of all or a portion of the Employee Pre-Tax Contribution the Participant is otherwise eligible to make under the Plan; and

(B) Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

(d) Voluntary Deductible Employee Contributions. From and after January 1, 1982, and prior to January 1, 1987, Participants were permitted to make voluntary deductible contributions in cash to the Trust Fund in accordance with the law in effect at such time. Subject to the provisions of Section 5.07, a Participant may elect at any time to withdraw from his or her Participant Voluntary Deductible Employee Contributions Account/Stock and/or that portion, if any, of his or her Participant Voluntary Deductible Employee Contributions Account/Diversified Investments attributable to contributions made pursuant to this Subsection 2.02(d), all or a part of (i) the balance then credited to such Stock Account, and/or (ii) the amount then constituting such portion of such Diversified Investments Account. If a Participant who has not Attained Age fifty-nine and one-half (59 1⁄2) requests a withdrawal from his or her Participant Voluntary Deductible Employee Contributions Account/Stock (or from the portion of his or her Participant Voluntary Deductible Employee Contributions Account/Diversified Investments which is attributable to contributions, if any, made pursuant to Subsection 2.02(d)), such requests shall not be granted unless the Participant acknowledges in writing that he or she understands that the amount withdrawn will be:

(i) Subject to a ten percent (10%) federal excise tax penalty;

(ii) Taxed as ordinary income for federal income tax purposes; and

(iii) Reported to the Internal Revenue Service for such purposes.

2.03. Suspension of Employee Pre-Tax or Roth Contributions. A Participant may, at any time, suspend his or her Employee Pre-Tax Contributions made pursuant to Subsection 2.02(b), as well as his or her Roth Contributions made pursuant to Subsection 2.02(c), during which period of time such Participant shall be considered to be participating in the Plan as a “Limited Participant.” A suspension of such Contributions may be accomplished only by giving written (or, if made available by the Administrative Committee, or its delegee, electronic) notice to the Employer on forms or in an electronic manner prescribed by the Administrative Committee or its delegee. Any such suspension shall be effective as soon as administratively practicable after the notice is received.

2.04. Resumption of Employee Pre-Tax or Roth Contributions. A Participant who has suspended Employee Pre-Tax Contributions, Roth Contributions, or both may resume them by giving written (or, if made available by the Administrative Committee, or its delegee, electronic) notice to the Employer on forms or in an electronic manner prescribed by the Administrative Committee or its delegee. Any such resumption shall be effective as soon as administratively practicable after the notice is received.

2.05. Limited Participant. If a Participant:

(a) Ceases to be an Eligible Employee while remaining in the employ of the Employer;

(b) Becomes a Highly Compensated Employee; or

(c) Suspends his or her Employee Pre-Tax and Roth Contributions, as hereinabove provided; he or she shall become a “Limited Participant.”

As a Limited Participant he or she shall continue to participate in the Plan for all purposes (such as vesting and investment earnings), but shall be entitled to make neither Employee Pre-Tax nor Roth Contributions under the Plan and shall not share in any further Employer Matching Contributions under the Plan for any later Accounting Year or any period of employment during which he or she is a Limited Participant. Notwithstanding the foregoing, a Limited Participant may be entitled to share in any Additional Matching Employer contribution for the Accounting Year in which he or she first becomes a Limited Participant.

2.06. Correction of the Mistaken Contributions of Highly Compensated Employees or Other Ineligible Employees. Should the Administrative Committee discover that a Highly Compensated Employee or an ineligible Employee for any reason is making Employee Pre-Tax or Roth Contributions to this Plan (or prior to January 1, 2002, made Employee after-tax contributions to this Plan) while he or she was not an Eligible Employee, the Administrative Committee shall correct such erroneous contributions in accordance with the Internal Revenue Service’s Employee Plans Compliance Resolution System.

2.07. Average Deferral Percentage/Average Contribution Percentage Nondiscrimination Tests Do Not Apply to this Plan. The average deferral percentage nondiscrimination test under Section 401(k) of the Code and the average contribution percentage nondiscrimination test under Section 401(m) of the Code do not apply to this Plan because this Plan does not benefit Highly Compensated Employees.

2.08. Limitation on Employee Contributions to This and Other Code Section 401(k) Plans.

(a) In General. Under the design of this Plan it is mathematically impossible for a Participant to contribute Employee Pre-Tax and/or Roth Contributions to this Plan in an amount greater than the Code Section 402(g) limit. However, the Employee Pre-Tax and Roth Contributions under this Plan, combined with those under any other cash or deferred arrangement maintained by the Employer, shall not exceed the limitations on elective employee contributions imposed by Section 402(g) of the Code, i.e., $17,500 for calendar-year 2013, as adjusted thereafter pursuant to Section 415(d) of the Code for changes in the cost of living.

(b) Coordination with Leggett & Platt, Incorporated 401(k) Plan. If a Participant exceeds this Section 402(g) limitation in any calendar year because of his or her participation in the Leggett & Platt, Incorporated 401(k) Plan and Trust Agreement, any corrective distribution for such calendar year shall first be made from that plan, in accordance with its procedures.

(c) Coordination with Plans of Unrelated Employers. If a Participant exceeds this limitation in any calendar year because of his or her participation in an “other cash or deferred arrangement” or another plan that permits elective deferral contributions to be made that are subject to the Code section 402(g) limit that, in either event, is maintained by an unrelated employer, the Participant shall advise the Employer by March 1 after the calendar year in which such limit is exceeded of (a) the amount of the excess contribution, and (b) the plan from which he or she will withdraw the excess contributions, plus the investment earnings (or less the investment losses) thereon for such calendar year by the immediately following April 15.

(d) Refunds from This Plan. If, notwithstanding the foregoing provisions of this Section, an excess contribution is corrected by a distribution from this Plan, the Employer Matching Contributions thereon will be forfeited and applied to reduce future Employer Matching Contributions. A Participant may designate the extent to which such a refund is composed of Employee Pre-Tax Contributions and Roth Contributions, but only to the extent such types of Contributions were made for the Plan Year. If the Participant does not designate which types of Contributions are to be refunded, excess amounts shall first be taken from unmatched Employee Pre-Tax Contributions, then from matched Employee Pre-Tax Contributions, then from unmatched Roth Contributions, and then from matched Roth Contributions.

2.09. Plan Controlling. Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan and the Trust Agreement, including all amendments to the Plan and the Trust Agreement made in the manner herein authorized.

2.10. Service for Prior Employers. If an employee of a subsidiary or affiliated company of the Sponsoring Employer (a “Prior Employer”) becomes an Employee under the Plan, then in determining such Employee’s eligibility to become a Participant and Hours of Service, the following rules shall apply.

(a) Members of the Controlled Group. The Sponsoring Employer shall recognize the Employee’s service for his or her Prior Employer while the Prior Employer was part of any company that was a member of a controlled group of corporations, commonly controlled group of trades or businesses, or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c), and (m) of the Code (collectively, the “Controlled Group”).

(b) Stock Acquisitions. If the Employee’s Prior Employer became a member of the Controlled Group through a stock acquisition, the Sponsoring Employer shall credit the Employee’s service with the Prior Employer, even if all or part of such employment occurred before the Prior Employer became a member of the Controlled Group.

(c) Asset Acquisitions. If the Employee’s Prior Employer became a member of the Controlled Group through an asset purchase, the Sponsoring Employer shall credit the Employee’s service with the Prior Employer, even if all or part of such employment occurred before the Prior Employer became a member of the Controlled Group, if:

(i) After the acquisition, a member of the Controlled Group maintains a qualified retirement plan of the Prior Employer in which the Employee was a participant at the time of the acquisition; or

(ii) In the event no member of the Controlled Group maintains any such qualified retirement plan of the Prior Employer, the Sponsoring Employer so elects, by resolution of its Board of Directors or its delegee.

For purposes of this Subsection, a Prior Employer’s plan is “maintained” if a member of the Controlled Group either (A) sponsors it as a separate plan, or (B) merges it with (or transfers all or part of its assets to) any plan of a member of the Controlled Group.

ARTICLE III

CONTRIBUTIONS BY THE EMPLOYER

3.01. Employer Matching Contributions. As soon as practicable after each payroll period for which Employee Pre-Tax or Roth Contributions are withheld pursuant to Subsection 2.02(b) or (c), the Employer will remit such contributions to the Trustee, plus an “Employer Matching Contribution” equal to one-half ( 1⁄2) of each Eligible Employee’s contributions; provided, however, that for each Eligible Employee whose contributions were made under Contribution Formula 2 for such payroll period, the maximum Employer Matching Contribution made pursuant to this Section shall be one percent (1%) of such Eligible Employee’s Pay Period Compensation. As soon as administratively practicable thereafter, any such Employer Matching Contribution shall be allocated to the account of the individual Eligible Employee on whose behalf it was made. The Employer Matching Contributions may either be made (i) in cash or (ii) in shares of Employer Stock, valued at the closing price of the shares on the New York Stock Exchange on the date the contribution is withheld from an Employee’s Compensation, if the shares are contributed directly to the Trust Fund. The Employer may also in one or more transactions purchase shares of Employer Stock in the open market as treasury stock with instructions to the broker-dealer or other person authorized to execute the transaction to deliver on behalf of the Employer the shares purchased by the Employer upon settlement to the Trustee (or for credit to the Trustee’s account with a depository), in which event the shares purchased shall be valued at the cost of treasury stock purchased, plus commission, if any, and any other out-of-pocket expenses related to the transaction. Alternatively, the Employer may in one or more transactions purchase shares of Employer stock directly from a Participant, employee or other person, other than a Participant, employee or other person to whom the restrictions in Section 16(a) or Section 16(b) of the Securities and Exchange Act of 1934 are applicable, with instructions to the transfer agent of the Employer to deliver the certificates for such shares of treasury stock directly to the Trustee (or for credit to the Trustee’s account with a depository); the purchase price for any such shares of treasury stock shall be based on the closing price of the Employer Stock on the New York Stock Exchange on the business day of the transaction (and shall not include any out-of-pocket expenses related to such a transaction), which shall be the value of the shares delivered to the Trustee for Plan accounting purposes. Any Forfeitures that are available shall be applied to reduce any Employer Matching Contributions under this Section 3.01 or additional Employer Matching Contributions under Section 3.02.

3.02. Additional Employer Matching Contributions. For each Accounting Year in which the Employer has Net Profits or accumulated Net Profits, the Employer may make an “Additional Employer Matching Contribution” from such Net Profits (or accumulated Net Profits), to be allocated to: (i) each active Participant who is employed by the Employer on the last day of the Accounting Year for which such contribution is made, and (ii) each Participant who retired, died or became Totally and Permanently Disabled during such Accounting Year. The amount of any Additional Employer Matching Contribution made pursuant to this Section 3.02 shall be determined by the Board of Directors of the Sponsoring Employer and shall not exceed the lesser of (i) the amount of the Employer Matching Contribution made pursuant to Section 3.01 for such Accounting Year, and (ii) the maximum amount deductible under Section 404(a)(3)(A) of the Code, or any statute or rule of similar import. The amount of such Additional Employer Matching Contribution may be made (i) in cash, or (ii) in shares of Employer Stock, valued as of the closing price of the shares on the New York Stock Exchange on the business day prior to the day of the contribution to the Trust Fund, if the shares are contributed directly to the Trust Fund. The Employer may in one or more transactions purchase shares of Employer Stock in the open market as treasury stock with instructions to the broker-dealer or other person authorized to execute the transaction to deliver on behalf of the Employer the shares purchased by the Employer upon settlement to the Trustee (or for credit to the Trustee’s account with a depository), in which event the shares purchased shall be valued at the cost of treasury stock purchased, plus commissions, if any, and any other out-of-pocket expenses related to the transaction. Alternatively, the Employer may in one or more transactions purchase shares of Employer stock directly from a Participant, employee or other person, other than a Participant employee or other person to whom the restrictions in Section 16(a) or Section 16(b) of the Securities and Exchange Act of 1934 are applicable, with instructions to the transfer agent of the Employer to deliver the certificate(s) for such shares of treasury a stock directly to the Trustee (or for credit to the Trustee’s account with a depository); the purchase price for any such shares of treasury stock shall be based on the closing price of the Employer stock on the New York Stock Exchange on the business day of the transaction, (and shall not include any out-of-pocket expenses related to such a transaction) which shall be the value of the shares delivered to the Trustee for Plan accounting purposes. Any Additional Employer Matching Contribution shall be allocated as of the last day of the Accounting Year for which it is made, in the same proportion as any Employer Matching Contribution made pursuant to Section 3.01.

3.03. Limit on “Annual Additions.” Notwithstanding any provisions contained herein to the contrary, effective as of January 1, 2009, the total “Annual Additions” to any Participant’s Accounts and to any other “defined contribution plan” maintained by the Employers shall not exceed the lesser of (i) fifty-one thousand dollars ($51,000), as adjusted pursuant to Section 415(d) of the Code for changes in the cost of living, or (ii) one hundred percent (100%) of the Participant’s Section 415 Compensation. For purposes of this Section, the term “Annual Additions” shall mean the total addition to the Participant’s Accounts in the Accounting Year attributable to:

(a) That portion of any Employer contribution that is allocated to the Participant’s Account;

(b) Any forfeitures that are allocated to the Participant’s Account;

(c) Any contributions made by the Participant to his or her Account; and

(d) All amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Code, that is part of a pension or annuity plan maintained by the Employers, as well as amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer; and

(e) All allocations under a simplified employee pension.

For limitation years beginning after December 31, 1997, for purposes of applying the limitations of this Section 3.03, Section 415 Compensation paid or made available during such limitation year shall include any Employee Pre-Tax Contribution or elective deferral (as defined in Section 402(g) of the Code) and any amount which is contributed or deferred by an Employer at the election of the Participant and which is not includable in the gross income of the Participant by reason of Sections 125 or 457 of the Code.

The compensation limit referred to in Subsection 3.03(a) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

3.04. Corrective Adjustments in Annual Additions. Any excess Annual Additions shall be corrected under the Internal Revenue Service’s Employee Plan Compliance Resolution System.

3.05. Suspension of Participant Contributions Due to the In-service Withdrawals from a Related Employer 401(k) Plan. Notwithstanding any provisions of this Plan to the contrary, if a Participant withdraws elective deferrals from a Code Section 401(k) plan maintained by the Sponsoring Employer or an Employer that is a member of a controlled group of corporations or controlled group of trades or businesses with the Sponsoring Employer (as defined in Sections 414(b) and (c) of the Code), which is conditioned (in part) on a six (6) month suspension of employee contributions to all qualified defined contribution plans maintained by his or her employer (and related employers), then such Participant shall not be entitled to make Participant contributions to this Plan for such six (6) month period. Such a Participant may elect to resume making Participant contributions immediately following such six (6) month period of suspension.

ARTICLE IV

ACCOUNTS OF PARTICIPANTS

4.01. Determination of Fair Market Value. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund and the fair market value of the Accounts of each Participant.

(a) Determination of Investment Earnings. The investment earnings (or losses, if such computation is negative) of the “Stock” and “Diversified Investments” portions of the Trust Fund shall be calculated by the Trustee. Such investment earnings (or losses) shall be equal to: (i) the fair market value of such portions of the Trust Fund as of the current Valuation Date (including income accrued, but uncollected, and excluding expenses incurred, but unpaid); less (ii) the fair market value of such portions of the Trust Fund as of the immediately preceding Valuation Date; plus (iii) benefit payments to Participants or former Participants from such portions of the Trust Fund and any other disbursements from such portions of the Trust Fund on behalf of a particular Participant since the immediately preceding Valuation Date; less (iv) any Employer and Employee Contributions made to said portions of the Trust Fund since the immediately preceding Valuation Date; less (v) any transfers to such portions of the Trust Fund since the immediately preceding Valuation Date for any reason; plus (vi) any transfers from such portions of the Trust Fund since the last preceding Valuation Date for the purchase of Employer Stock.

(b) Valuation of Diversified Investment Accounts. The Diversified Investment Accounts of each Participant as of a Valuation Date shall be equal to the value of such Accounts as of the Valuation Date plus or minus the applicable adjustments set forth in Section 4.02.

4.02. Adjustment of Diversified Investment Accounts. As of each Valuation Date, the Diversified Investments Accounts of each Participant shall be adjusted in the following order and manner:

(a) Reduction of Diversified Investment Accounts. The Diversified Investment Accounts of each Participant as of the Valuation Date shall be reduced by the amount of any benefit payments from such Accounts since the immediately preceding Valuation Date.

(b) Allocation of Investment Earnings. The investment earnings (or losses) determined under Subsection 4.01(a) shall be allocated to the Diversified Investments Accounts of each active Participant and each Limited Participant in the ratio that the value of such Accounts as of the Valuation Date (plus any adjustment for contributions or diversification transfers received since the immediately preceding Valuation Date and less any adjustments pursuant to Subsection 4.02(a)), bears to the total value of all such Accounts as of the Valuation Date.

(c) Contributions; Cash Dividends; Transfers; Purchase of Employer Stock. The Diversified Investment Accounts shall be increased by (i) the amount of the diversification transfers received since the immediately preceding Valuation Date, (ii) any other investment income (including any investment income from the interim investment of Employer Stock diversification sales). Cash Dividends shall be allocated in accordance with Section 4.10.

(d) Vesting of Diversified Investments Accounts. A Participant’s Diversified Investments that are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Employer QNEC Contributions, ESOP Transfers, Employee After-Tax Contributions, Participant Voluntary Deductible Employee Contributions, Rollovers, and Roth Contributions shall be 100% immediately and fully vested. The Diversified Investments Accounts that are attributable to Employer Matching Contributions, other than Employer QNEC contributions, made on behalf of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the date the Participant is credited with three (3) years of Vesting Service.

4.03. Adjustment of Stock Accounts. As of each Valuation Date, the Stock Accounts of each Participant shall be adjusted in the following order and manner:

(a) Reduction of Stock Accounts. The Stock Accounts of each Participant as of the Valuation Date shall be reduced by the amount of any benefit payments from such Account on the Participant’s behalf since the immediately preceding Valuation Date and by the sale of any whole or fractional shares for transfer and reinvestment in diversified investments pursuant to Section 4.08.

(b) Purchase of Employer Stock; Increase in Stock Account. The “nonvested and forfeitable” subdivisions of the Employer Matching Contributions Account/Stock of each Participant expressed in whole and fractional shares to the nearest four (4) places, shall be increased by the number of shares purchased for such Accounts based upon the average price per share of the aggregate purchases of Employer Stock on Valuation Date, divided by the number of shares purchased. The shares shall be credited to the subdivision of the “Employer Matching Contributions Account/Stock.” For the purposes of this Subsection 4.03(b), shares contributed by the Sponsoring Employer shall be deemed to have been purchased at the fair market value of such shares based on the closing price of Employer Stock on the New York Stock Exchange on the business day on which the shares were contributed to the Trust Fund.

(c) Valuation of Stock Accounts. The Employer Stock Accounts shall be maintained in whole shares and fractional shares expressed to the nearest four (4) places and shall reflect the cost of the shares purchased or the appropriate fair market value of the shares of Employer Stock contributed to the Trust Fund by the Employer.

(d) Vesting of Stock Accounts. A Participant’s Stock Accounts that are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Employer QNEC Contributions, ESOP Transfers, Employee After-Tax Contributions, Participant Voluntary Deductible Employee Contributions, and Roth Contributions shall be 100% immediately and fully vested. The Stock Accounts which are attributable to Employer Matching Contributions, other than Employer QNEC Contributions, made on behalf of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the date the Participant is credited with three (3) years of Vesting Service.

4.04. Participant Account Statements. As soon as reasonably practicable after the end of each calendar quarter, the Administrative Committee or its delegee shall advise each Participant of the value of his or her Accounts as of the last business day of such calendar quarter.

4.05. Best Judgment Rule. In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee or its delegee shall exercise their best judgment, and all determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries. All allocations shall be deemed to have been made as of a Valuation Date.

4.06. Special Valuation Date. Effective from January 1, 2004 to August 31, 2006, this Plan shall determine the amount of cash benefit payment distributions and the fair market value of Employer Stock benefit payment distributions as of a Special Valuation Date, which shall be the date that is three business days immediately preceding the benefit payment distribution date. Therefore, the balance of a Participant’s Accounts shall be adjusted pursuant to Article IV as of any Special Valuation Date, from the latest monthly (prior to January 1, 2004, calendar quarter) Valuation Date, as if the Special Valuation Date were a regular monthly (prior to January 1, 2004, calendar quarter) Valuation Date. Effective September 1, 2006, this Plan shall determine the amount of cash benefit payment distributions as of each Valuation Date, as defined in Section 1.59, and as of any Valuation Date on which a benefit payment distribution is processed. Therefore, effective from and after September 1, 2006, this Plan shall not use the defined term “Special Valuation Date.”

4.07. Change in Capitalization. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Sponsoring Employer affecting the number of outstanding shares of the Sponsoring Employer’s common stock, the number of shares credited to Participant Stock Accounts will be appropriately adjusted.

4.08. Diversified Investments. Effective from and after January 1, 2007, a Participant may elect to diversify the investment of his or her Accounts and future Company and Participant Contributions to his or her Accounts as hereinafter provided.

(a) Definitions. For the purpose of this Section 4.08 only, the following defined terms shall apply:

(i) “Accounts” shall mean all of the Participant’s Stock Accounts;

(ii) “Company Accounts’’ means all of the Stock Accounts of a Participant that are attributable to Employer Contributions; and

(iii) “Participant Accounts” means all of the Stock Accounts of a Participant that are not Company Accounts.

(b) Existing Company Accounts and Participant Accounts; Diversification out of Employer Stock. A Participant may diversify part or all of the whole shares of Employer Stock credited to his or her Company Accounts any time after (i) the end of the Accounting Year in which he or she completes three (3) years of Vesting Service, or (ii) January 1, 2007, whichever occurs last. A Participant may also diversify part or all of the whole shares of Employer Stock credited to his or her Participant Accounts any time after January 1, 2007.

The percentage of Employer Stock shares that a Participant may direct the Administrative Committee or its delegee to cause the Trustee to sell and reinvest in diversified investments shall be based on the share balance in the specific Company Accounts and/or Participant Accounts specified in his or her diversification election. All of the Employer Contribution Accounts of a Participant shall be treated as one Company Account for this purpose. All of the Participant Contribution Accounts of a Participant shall be treated as one Participant Account for this purpose. Such diversification of investments shall be completed as soon as reasonably practicable after the Administrative Committee or its delegee directs the Trustee to do so. The number of shares of Employer Stock that shall be diversified shall be based on the share balance in the applicable Accounts of the Participant as of the Valuation Date on which the Participant’s diversification election is processed for diversification purposes.

A request to diversify or reinvest shall be made in writing on forms furnished by the Administrative Committee or its delegee or by an electronic election made available by the Administrative Committee or its delegee, and may be made at any time. Upon receipt of such a request the Administrative Committee or its delegee shall direct the Trustee in writing or electronically to sell such shares as soon as reasonably practicable either in the open market or by reducing the number of shares of Employer Stock the Trustee may be required to purchase as a result of contributions or the reinvestment of dividends in shares of Employer Stock in the Trust Fund. The amount credited to a Participant’s Accounts as a result of such a sale of Employer Stock shall be based on the average of the actual sale proceeds or, if no actual shares are sold on the open market, based on the closing price of the Employer Stock on the New York Stock Exchange on the business day such shares are deemed to be sold by the Trustee. The amounts realized from any such sales of shares of Employer Stock shall be credited to the applicable Accounts of the Participant until such amounts are reinvested in the diversified investments made available by the Investment Committee and elected, in writing, by the Participant on a form which will be provided by the Administrative Committee or its delegee, or, if made available by the Administrative Committee or its delegee, electronically. When the actual or deemed proceeds from Participant’s election to sell shares of Employer Stock are received by the Trustee, the Trustee shall reinvest such proceeds as soon as reasonably practicable in the diversified investments elected by the Participant.

The diversification investment options a Participant may elect shall be determined by the Investment Committee from time to time. As of July 1, 2013, the following diversification investment options are provided by the Trustee for this Plan:

Type	Fund	Ticker
Money Market/Stable Fund	Wells Fargo Stable Return Fund N	N/A
Bond Fund	SSgA U.S. Bond Index NL Series Fund C	N/A
Large Cap Stock Fund	Wells Fargo Enhanced Stock Market Fund N	N/A
Large Cap Stock Fund	Dodge & Cox Stock Fund	DODGX
Large Cap Stock Fund	Vanguard Growth Index Inst	VIGIX
Mid Cap Stock Fund	Vanguard S&P Mid-Cap 400 Index Instl	VSPMX
Small Cap Stock Fund	Vanguard Small-Cap Index Fund Instl	VSCIX
International Stock Fund	Vanguard FTSE All-World Ex-Us Index Inst	VFWSX
Target Maturity	Vanguard Target Retirement Income	VTINX
	Vanguard Target Retirement 2010	VTENX
	Vanguard Target Retirement 2015	VTXVX
	Vanguard Target Retirement 2020	VTWNX
	Vanguard Target Retirement 2025	VTTVX
	Vanguard Target Retirement 2030	VTHRX
	Vanguard Target Retirement 2035	VTTHX
	Vanguard Target Retirement 2040	VFORX
	Vanguard Target Retirement 2045	VTIVX
	Vanguard Target Retirement 2050	VFIFX
	Vanguard Target Retirement 2055	VFFVX
	Vanguard Target Retirement 2060	VTTSX

A diversification investment election may be made in one percent (1%) increments which equal 100%. A diversification investment election must also designate the specific Participant Accounts to which it applies. A diversification election with respect to Company Accounts shall treat all Employer Contribution Accounts as if they are one account. A diversification election with respect to Participant Accounts shall treat all Participant Accounts as if they are one account for this purpose.

(c) Existing Company Accounts and Participant Accounts; Reinvestment From Diversification Investments into Employer Stock. A Participant whose Accounts have been diversified may at any time elect to redeem all or part of the investments in his or her Diversification Accounts and reinvest the proceeds in shares of Employer Stock as soon as reasonably practicable after the proceeds from such redeemed investments are available for reinvestment. Such Employer Stock purchases shall be made by the Trustee on the open market, from Employer treasury stock or authorized but unissued shares or from the Trust Fund as a result of shares of Employer Stock sold by this Plan in order to make cash in lieu of stock distributions. If any such purchases are not made in the open market, they shall be deemed to be purchased on the basis of the closing price of the Employer Stock on the New York Stock Exchange on the business day such shares are deemed to be purchased by the Trustee.

(d) Diversification Investments of Future Company and Participant Contributions. A Participant who is entitled to elect to diversify under Subsection 4.08(b) may also elect in writing, or if made available by the Administrative Committee, or its delegee, electronically, to diversify the investment of his or her future Company and Participant Contributions as hereinafter provided.

A Participant who is entitled to diversify future Company and Participant contributions may do so at any time, in writing, on a form which shall be furnished the Participant by the Administrative Committee or its delegee, or by an electronic election made available by the Administrative Committee or its delegee. The election shall be effective as soon as administratively practicable after the Administrative Committee or its delegee’s receipt of such election. Investments in the diversified investments elected by the Participant in accordance with this Section 4.08 shall be made by the Trustee as soon as reasonably practicable after a diversification election direction is received by the Trustee.

(e) Restriction on Elections Provided for in the Plan Pursuant to Section 16 of the Securities Exchange Act of 1934. In the case of a Participant to whom the provisions of either Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 are applicable (herein referred to as an “Insider”), the following restrictions shall apply to any election under this Section 4.08 or any other section of this Plan. Any election by an Insider to direct an investment, a transfer or change of investment, a withdrawal or any other election which would constitute a “Discretionary Transaction” as that term is defined by SEC Rule 16b-3(b)(l), may only be made by an Insider if such election is made more than six months after any previous opposite way Discretionary Transaction under any plan (including this Plan) of the Sponsoring Employer, as defined by SEC Rule 16(b)(3)(f).

4.09. ERISA Section 404(c). To the extent that Participants are entitled to direct the Trustee with respect to the investment of their Accounts, and unless the Administrative Committee determines otherwise, the Plan shall be administered in a manner that is intended to comply with Section 404(c) of ERISA and relieve the Plan and Trust fiduciaries from responsibility and liability for investment decisions to the maximum extent permitted under Section 404(c) of ERISA.

4.10. Cash Dividends on Employer Stock; Reinvestment or Cash Election.

(a) Allocation; Credit. Effective from and after January 1, 2002, cash dividends on Employer Stock shall be allocated in proportion to the number of shares of Employer Stock of each Participant’s Accounts and shall be credited to either the Participant’s Cash Dividends Holding Account or the Participant’s Cash Dividends Reinvestment Account/Diversified Investments in accordance with the Participant’s election, as hereinafter provided.

(b) Election. Effective from and after September 1, 2006, each Participant, including, but not limited to, terminated vested Participants, may elect to have the cash dividend allocable to the Participant’s accounts either (i) credited to his or her Cash Dividends Holding Account and paid to him or her by the end of the Accounting Year of the receipt of such cash dividends by the Trustee or (ii) credited to his or her Cash Dividends Reinvestment Account/Stock and reinvested primarily in additional shares of Employer Stock. This election must be made in the form and manner prescribed by the Administrative Committee or its delegee either in writing or in an electronic manner prescribed by the Committee or its delegee, before the ex-dividend date with respect to which the cash dividend is paid. If a cash payment election is not made in a timely or prescribed manner, the cash dividend allocable to a Participant’s Accounts shall be credited to his or her Cash Dividends Reinvestment Account/Stock to be invested in additional shares of Employer Stock. Dividends credited to either a Participant’s Cash Dividends Holding Account, Cash Dividends Reinvestment Account/Stock or to his or her Cash Dividends Reinvestment Account/Diversified Investments shall be fully (100%) and immediately vested, even if the Participant is not otherwise fully vested in all of his or her Accounts pursuant to Subsections 4.02(d) and 4.03(d).

(c) Cash Dividend Holding Account Investment Income. Each Participant’s Cash Dividends Holding Account shall be invested in short-term cash equivalent investments, the investment earnings on which shall be credited to the Participant’s Employee Pre-Tax Contributions Account/Stock or Roth Contribution Account/Stock (as applicable), unless the Participant has not made either Employee Pre-Tax Contributions or Roth Contributions to this Plan, in which event, the investment earnings shall be credited to his or her Employee After-Tax Contributions Account/Stock.

(d) Dividends Paid Attributable to Employer Stock of Certain Terminated Employees. When a Participant terminates employment for any reason, any cash dividends paid on the shares of Employer Stock in his or her Stock Account(s) shall be credited to the Participant’s Cash Dividend Holding Account as soon as administratively practicable after the receipt of such cash dividends.

4.11. Error Correction. The Administrator may correct any errors or omissions in the administration of the Plan by restoring a Participant’s Account balance with the amount that would be credited to the Account had no error or omission occurred. Funds necessary for any such restoration shall be provided from Forfeitures (to the extent permitted under applicable guidance issued by the Internal Revenue Service) or through a payment made by the Employer or, to the extent the error or omission is attributable to actions or inactions of the Trustee, by the Trustee. The amount of any such restorative payment shall be allocated to the Account to which it would have been credited but for the error or omission, unless applicable guidance issued by the Internal Revenue Service requires such payment to be a qualified nonelective contribution, in which case it shall be allocated the affected Participant’s Employer QNEC Account/Diversified Investments or Employer QNEC Account/Stock, as appropriate, which shall be fully and immediately vested and shall not be distributable prior to the Participant’s termination of employment or as provided in Section 5.06 hereof.

ARTICLE V

PAYMENT OF BENEFITS TO PARTICIPANTS

5.01. Distribution on Early or Normal Retirement. When a Participant lives to either his or her Early Retirement Date or Normal Retirement Date and retires, the full value of his or her Accounts shall, if elected by the Participant, become distributable, as of his or her Early Retirement Date, Normal Retirement Date, or any Valuation Date after either retirement date. The distributable cash amount and/or the value of shares of Employer Stock shall be calculated as of the Valuation Date his or her distribution is processed for payment.

5.02. Employment Beyond Normal Retirement. A Participant may continue his or her employment past his or her Normal Retirement Date. Such Participant shall continue to be an active Participant under the Plan and the full value of his or her Accounts shall, if elected by the Participant, become distributable, as of his or her retirement or any later Valuation Date. The distributable cash amount and/or the value of shares of Employer Stock shall be calculated as of the Valuation Date his or her distribution is processed for payment.

5.03. Distribution on Death. If a Participant dies while an active Participant under the Plan, the full value of his or her Accounts shall, if elected by his or her Beneficiary or Beneficiaries, become distributable to his or her Beneficiary or Beneficiaries, as of the date of his or her death, or after any later Valuation Date. The distributable cash amount and/or the value of shares of Employer Stock shall be calculated as of the Valuation Date his or her distribution is processed for payment. For purposes of this Section 5.03, a Participant who dies while performing qualified military service, as defined in Section 414(u) of the Code, shall be treated as having died while an active Participant under the Plan.

5.04. Distribution on Disability. When it is determined that a Participant is Totally and Permanently Disabled, the Administrative Committee shall certify such fact to the Trustee, and the full value of such Disabled Participant’s Accounts shall, if elected by the Participant, become distributable, as of his or her termination of employment due to Total and Permanent Disability (as determined by the Administrative Committee or its delegee). The distributable cash amount and/or the value of shares of Employer Stock shall be calculated as of the Valuation Date the distribution is processed for payment. If a Participant becomes Totally and Permanently Disabled while performing qualified military service (as defined in Section 414(u) of the Code), he or she shall be treated as having incurred such disability while actively employed by the Employer, and his or her Accounts shall therefore become 100% vested and nonforfeitable as of the date of such disability.

5.05. Distribution on Termination of Employment. Whenever the employment of a Participant shall terminate other than for early, normal or late retirement, death, or Total and Permanent Disability, this Section 5.05 shall apply. In such event, the Participant shall cease to be a Participant and the vested and nonforfeitable portion of his or her Employer Matching Contributions Account/Diversified Investments, if any, and of his or her Employer Matching Contributions Account/Stock, if any, shall, if elected by the Participant, become distributable, as of his or her termination of employment or any later Valuation Date. The nonvested and forfeitable portion of his or her Employer Matching Contributions Account/Diversified Investments and Employer Matching Contributions Account/Stock, other than an Employer QNEC Account, shall be forfeited as of the earlier of (i) the date his or her Accounts are distributed or (ii) the last day of the Accounting Year in which he or she terminated employment, provided he or she has not been reemployed by such date. The cash amount and value of Employer Stock in the terminated Participant’s Accounts shall be calculated as of the Valuation Date his or her distribution is processed for payment, provided he or she is not reemployed on or before such date.

5.06. In-Service Withdrawals. Subject to the remainder of this Section, an active Participant who has attained age fifty-nine and one-half (59 1⁄2) may withdraw, in one lump sum, all or any portion of the balance of his or her vested Accounts. There shall be no limit on the number of withdrawals that may be requested under this Section.

A Participant may request an in-service withdrawal at any time and the Administrative Committee or its delegee shall, in accordance with its practices and procedures, direct the Trustee to make the withdrawal as soon as reasonably practicable. The amount of any such withdrawal shall be in the amount requested by the Participant, based on the vested shares of Employer Stock and other amounts credited to the Participant’s Accounts as of the Valuation Date his or her distribution is processed for payment. A Participant’s ability to elect a cash distribution shall be determined pursuant to Section 5.07.

If an additional Employer contribution is made to the Plan for the Accounting Year in which the Participant elects an in-service withdrawal, the Participant shall be entitled to a share of such additional Employer contribution (assuming the Participant otherwise satisfies the requirements of Section 3.02).

If a cash dividend on the Employer Stock occurs on or before an in-service withdrawal of such Stock but before the cash dividend is received by the Trustee, the Participant’s share of such cash dividend will be distributed to the Participant in cash as soon as reasonably practicable after it is received by the Trustee. If a stock dividend, split or other recapitalization of Employer Stock (hereinafter referred to as a “stock dividend”) is payable to shareholders of record on or before an in-service withdrawal of such Stock, but before the stock dividend is received by the Trustee, the Participant’s share of such stock dividend will be distributed to the Participant as soon as reasonably practicable after it is received by the Trustee.

A Participant may not withdraw any portion of his or her Roth Contribution Accounts until the end of the period of five consecutive calendar years that begins with the earliest of the first day of the first calendar year in which the Participant (i) makes a designated Roth Contribution to this Plan, or (ii) made a designated Roth Contribution to another qualified plan that was later accepted as a Rollover Contribution to the Participant’s Roth Rollover Accounts pursuant to Subsection 10.01. This five-year rule shall not, however, apply to withdrawals from the Participant’s Roth Rollover Accounts, which may be made at any time, in accordance with Section 10.01.

5.07. Distributions Usually in Cash. All distributions to or on behalf of a Participant from his or her Stock accounts shall be made in cash, unless the distributee elects to receive such benefits in (i) whole shares of Employer Stock, plus (ii) cash equal to the value of any fractional share of Employer Stock. Distributions from Diversified Investments Accounts shall also be made in cash, unless the Participant or Beneficiary elects that part or all of the distribution be made in Employer Stock, in which event Employer Stock shall be purchased by the Trustee with the proceeds from the redemption of his or her Diversified Investments Accounts and distributed to the Participant or Beneficiary.

Any election under this Section shall be made on a form, or by electronic means, made available by the Administrative Committee or its delegee. The cash amount distributable under this Section with respect to Employer Stock shall be based upon the share value of such stock as of the Valuation Date the actual distribution is processed for payment.

5.08. Distribution Date. Any benefit payable under this Article V shall be paid as soon as administratively practicable after the benefit becomes distributable hereunder, unless the Participant does not elect an immediate distribution, in which event the distribution shall be deferred to not later than the Participant’s Required Beginning Date, as defined in Section 5.16. The surviving Spouse of a deceased Participant may elect to defer the commencement of benefit distributions to a date no later than April 1 of the calendar year immediately following the calendar year in which the deceased Participant would have attained age 70 1⁄2. A nonspouse Beneficiary may not defer the commencement of benefit payments. As a result, benefit payments to a nonspouse Beneficiary shall commence as soon as administratively practicable after the benefit becomes distributable.

If, after a Participant’s employment with the Employer ends, the Participant’s vested Account balance (including the fair market value of the Employer Stock that is distributable) is $5,000 or less, the Participant’s benefits shall be paid as a single, lump-sum cash payment as soon as administratively reasonable, in accordance with procedures prescribed by the Administrative Committee, unless either: (i) the Participant, within thirty days after a Code Section 402(f) notice is sent to him or her, elects that part or all of his or her benefit be directly rolled over to an Eligible Retirement Plan, as provided in Section 5.09; or (ii) the payment is more than $1,000, and the provisions of Section 5.17 therefore apply. For this purpose, Rollover Accounts and Roth Rollover Accounts shall be disregarded in determining whether a vested Account balance is $5,000 or less.

Any additional contributions allocated to a former Participant who retired, died or became Totally or Permanently Disabled during the Accounting Year for which an additional contribution is made shall be distributed as soon as administratively practicable after receipt of the contribution by the Trustee. The distribution shall be made in the same form as his or her benefits were otherwise distributed as a result of his or her retirement, death or disability subject to the provisions of Section 5.07.

5.09. Forms of Distribution; Required Notice. The normal form of distribution shall be a lump-sum distribution of cash or, if the Participant so elects, cash and/or Employer Stock as provided in Section 5.07. A Participant or Beneficiary may, however, request an alternative form of distribution of any benefits under the Plan as provided hereinafter.

A participant or his or her Beneficiary in case of the Participant’s death, shall be provided a written or electronic notice not more than 180 days before the Participant’s or Beneficiary’s benefit is paid (or, in the case of installment payments, start) that contains: (i) an explanation of the material features of the optional forms of benefit payments available under the Plan and (ii) an explanation of the Participant’s right to defer the receipt of a distribution, including, after December 31, 2006, an explanation of the consequences of failing to defer or elect a direct rollover of an Eligible Rollover Distribution to an Eligible Retirement Plan, and (iii) the Participant and his or her Beneficiary is provided the special tax notice prescribed by Code Section 402(f).

The request by the Participant or the Beneficiary shall be in writing or by an electronic request made available by the Administrative Committee or its delegee and shall be filed with the Administrative Committee or its delegee at least thirty (30) days or, in case the Participant is an Insider of the Sponsoring Employer (as defined in Subsection 4.08(e)), six (6) months, before distribution is to be made. The alternative forms of distribution are as follows:

(a) If the Participant is entitled to a distributable benefit in an amount or value of more than five thousand dollars ($5,000), periodic installments in substantially equal annual amounts for a period not longer than fifteen (15) years (in the case of a Participant or a Beneficiary who is the Participant’s surviving Spouse) or five (5) years (in the case of a non-Spouse Beneficiary);

(b) A direct rollover to an Eligible Retirement Plan, pursuant to the provisions of Section 5.14; or

(c) Any combination of the above.

A Participant who has elected installment payments who has not retired or otherwise terminated employment may elect to suspend his or her annual installment payments, in a written, or if made available by the Administrative Committee, electronic, notice to the Administrative Committee, provided that the remaining installment payments are resumed by not later than by April 1 of the calendar year immediately following the calendar year in which the Participant later retires or otherwise terminates employment.

5.10. Death Payments to Contingent Beneficiaries. If, at the time of a Participant’s death while benefits are still outstanding, the Participant’s named Beneficiary does not survive the Participant, his or her benefits shall be paid to his or her named Contingent Beneficiary. If no proper designation is in effect at the time of a Participant’s death, or if no named or Contingent Beneficiary survives the Participant, the Beneficiary shall be, in the order listed, the Participant’s:

(a) surviving spouse;

(b) natural and adopted children, but not stepchildren, in equal shares (or if a natural or adopted child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child’s share, by right of representation);

(c) surviving parents, in equal shares; or

(d) estate.

5.11. Special Rules Applicable to Participant Voluntary Deductible Employee Contributions. Notwithstanding any provision to the contrary herein contained, the following special rules shall govern the distribution of a Participant’s Voluntary Deductible Employee Contributions Account/Stock and/or that portion, if any, of his or her Participant Voluntary Deductible Employee Contributions Account/Diversified Investments attributable to contributions made pursuant to Subsection 2.02(b), in circumstances where the Participant terminates employment for reasons other than death or Total and Permanent Disability:

(a) Election. The Participant may elect in writing, or if made available by the Administrative Committee or its delegee, by an electronic election, that his or her Participant Voluntary Deductible Employee Contributions Account/Stock (and/or the portion, if any, of his or her Participant Voluntary Deductible Employee Contributions Account/Diversified Investments which is attributable to contributions made pursuant to Subsection 2.02(b)) shall either be:

(i) Retained in the Trust Fund and credited with the investment earnings (or losses) of the Trust Fund in accordance with Section 4.02;

(ii) Transferred by the Trustee to an Individual Retirement Account at a financial institution selected by the Participant; or

(iii) Distributed to the Participant, subject to the provisions of Subsection 5.11(b), in the form of distribution selected pursuant to Section 5.09.

In the absence of an election by the Participant, his or her Participant Voluntary Deductible Employee Contributions Account/Stock and/or the portion, if any, of his or her Participant Voluntary Deductible Employee Contributions Account/Diversified Investments attributable to contributions made pursuant to Subsection 2.02(b) shall be retained in the Trust Fund and credited with the investment earnings (or losses) of the Trust Fund in accordance with Section 4.02.

(b) Acknowledgment. If a terminated Participant who has not Attained Age fifty-nine and one-half (59 1⁄2) elects to receive a distribution of his or her Participant Voluntary Deductible Employee Contributions Account/Stock (or the portion, if any, of his or her Participant Voluntary Deductible Employee Contributions Account/Diversified Investments which is attributable to contributions made pursuant to Subsection 2.02(b)), such distribution shall not be made unless the Participant acknowledges in writing, or, if made available by the Administrative Committee or its delegee, electronically, that he or she understands that the amount distributed will be:

(i) Subject to a ten percent (10%) federal excise tax penalty;

(ii) Taxed as ordinary income for federal income tax purposes; and

(iii) Reported to the Internal Revenue Service for such purposes.

5.12. Reemployment; Repayment of Benefits; Restoration of Accounts. Notwithstanding any provision herein to the contrary, a terminated Participant who was partially vested pursuant to Section 5.05 and who is reemployed before he or she incurs five (5) consecutive One-Year Breaks in Service, shall be entitled to repay to the Trust Fund the benefits he or she received, in the manner and within the time hereinafter specified, and to have certain forfeited portions of his or her Accounts restored.

(a) Repayment of Employer Stock and Cash Distributions. If the reemployed Participant received a distribution of Employer Stock and cash, he or she must repay the Trust Fund the same number of shares of Employer Stock and the same amount of cash that he or she received as a result of his or her termination of employment, or if subsequent to the receipt of the distribution there has been a stock split or stock dividend, or a reorganization or recapitalization of the Employer, then he or she must repay to the Trust Fund the same amount of cash that he or she received as a result of his or her termination of employment and the number of shares of Employer Stock and/or cash which he or she received because of said stock split, stock dividend, reorganization or recapitalization for the number of shares of Employer Stock that he or she received as a result of his or her termination of employment. However, the reemployed Participant is not required to repay any cash distributions he or she received on the shares of Employer Stock he or she received as a result of his or her termination of employment. The repayment shall be made not later than the earlier of (i) five (5) years after his or her reemployment or (ii) the date he or she first incurs five (5) consecutive One-Year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant’s repayment the Administrative Committee or its delegee, shall credit to his or her Participant Stock and Diversified Investment Accounts the shares of Employer Stock and cash so repaid and shall restore the shares of Employer Stock and cash forfeited from his or her Accounts. Any shares of Employer Stock and cash which the Administrative Committee so restores shall be made from Forfeitures which are otherwise available to reduce Employer Matching Contributions, provided any such Forfeitures exceed the number of shares of Employer Stock and the amount of cash to be restored. Otherwise the Employer shall make a special contribution in an amount sufficient to restore such forfeited shares of Employer Stock and cash. The reemployed Participant shall be entitled to vest in such restored Accounts as if the Employer Matching Contributions for the shares of Employer Stock and cash restored had been made in the applicable years.

(b) Repayment of Cash Distributions. If the reemployed Participant received a distribution solely consisting of cash (in lieu of Employer Stock) he or she must repay to the Trust Fund the same amount of cash that he or she received as a result of his or her termination of employment by not later than the earlier of (i) five (5) years after his or her reemployment, or (ii) the date he or she first incurs five (5) consecutive One-Year Breaks in Service. Upon receipt by the Trustee of the entire amount of the reemployed Participant’s repayment the Administrative Committee shall cause the Employer to restore to the Participant the additional amount of cash that would have been distributed. The Administrative Committee or its delegee shall then cause the Trustee to credit such repaid and restored cash to the Participant’s Stock Accounts (and the appropriate subdivision of such accounts). Any cash which the Administrative Committee so restores shall be made from Forfeitures which are otherwise available to reduce Employer Matching Contributions, provided any such Forfeitures exceed the amount of cash to be restored. Otherwise, the Employer shall make a special contribution in an amount sufficient to restore such forfeited cash. The reemployed Participant shall be entitled to vest in such restored accounts as if the number of shares of Employer Stock purchased with such restored amounts had been purchased from Employer Matching Contributions in the applicable years preceding his or her reemployment.

5.13. Qualified Domestic Relations Orders. Benefit payments to an alternate payee pursuant to a Qualified Domestic Relations Order shall be distributed at the time specified in the court order, which may be prior to a Participant’s termination of employment. The amount and form of benefit payments shall be computed in accordance with the provisions of Article V.

5.14. Eligible Rollover Distributions; Required Tax Withholding; Notice. The amount of any Eligible Rollover Distribution, as hereinafter defined, made to a terminated or retired Participant shall be subject to twenty percent (20%) withholding for federal income taxes unless the Participant elects in writing or, if made available by the Administrative Committee, electronically, before the Eligible Rollover Distribution is made, to have the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan. An Eligible Rollover Distribution made to a surviving Spouse or a nonspouse beneficiary shall be subject to twenty percent (20%) withholding for federal income taxes unless the Eligible Rollover Distribution is directly rolled over to an Eligible Retirement Plan. The Trustee shall transmit to the U.S. Treasury Department the amounts so withheld within the time required by law. Prior to making any such Eligible Rollover Distribution and income tax withholding, the Administrative Committee shall furnish each recipient of an Eligible Rollover Distribution with the notice required by Section 402(f) of the Code and the information required by the relevant Treasury Department regulations thereunder.

The following definitions apply to this Section 5.14:

(a) Eligible Rollover Distribution. An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution; and (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding the preceding sentence, a portion of a distribution will not fail to be an Eligible Rollover Distribution merely because that portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or 408(b), a qualified plan described in Code Section 401(a) or 403(a), or a tax-sheltered annuity plan described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(b) Eligible Retirement Plan. An “Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA described in Code Section 408A(b), a qualified retirement plan described in either of Code Sections 401(a) or 403(a), a tax-sheltered annuity plan described in Code Section 403(b), or an eligible plan under Code Section 457(b) that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. For purposes of distributing a death benefit payment to a nonspouse beneficiary, an “Eligible Retirement Plan” shall mean only an individual retirement plan that will be treated as an inherited IRA under Code Section 402(c)(11).

(c) Distributee. A “Distributee” is a Participant. In addition, the Participant’s surviving Spouse and the Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse. Subject to the limitations described in Subsection (b), a “Distributee” shall also include a nonspouse beneficiary.

(d) Direct Rollover. A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Any distribution under this Plan may commence less than thirty (30) days after the notice required under Treas. Reg. § 1.41l(a)-11(c) is given provided that:

(a) The Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(b) The Participant after receiving the notice affirmatively elects a distribution option.

5.15. Reemployment After a Military Leave; Make-up Contributions. An Employee who is on a military leave and who is reemployed within the time required by law after the expiration of his or her military leave may make Participant make-up contributions for the period of his or her military leave, based on his or her deemed Compensation during his or her military leave as defined in Section 1.11. Such make-up contributions may be made in either a single payment or in installments and must be made during the period beginning with the date of the Member’s reemployment after his or her military leave equal to the lesser of (i) three (3) times the period of his or her military leave and (ii) five (5) years. As soon as reasonably practicable after any such Participant make-up contributions are made, the Employer shall make the Employer Matching Contributions that would have been made during the Participant’s military leave on such make-up contributions.

5.16. Minimum Distribution Requirements.

(a) General Rules.

(i) Effective Date. Required minimum distributions on or after January 1, 2003.

(ii) Precedence. The requirements of this Section 5.16 will take precedence over any inconsistent provisions of the Plan.

(iii) Treasury Regulations Incorporated. Distributions required under this Section 5.16 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(B) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection 5.16(b), other than Subparagraph 5.16(b)(ii)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Subsection 5.16(b) and Subsection 5.16(d), unless Subparagraph 5.16(b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subparagraph 5.16(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subparagraph 5.16(b)(ii)(A).

(iii) Forms of Distribution. Unless the Participant’s interest is distributed in a lump sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Subsections 5.16(c) and 5.16(d).

(c) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A) The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B) If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the applicable number determined from the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii) Lifetime Required Minimum Distributions Continue Though Year of Participant’s Death. Required minimum distributions will be determined under this Subsection 5.16(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) Death on or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(1) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in this Subsection 5.16(d).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subsection 5.16(a), this Section 5.16(d) will apply as if the surviving Spouse were the Participant.

(e) Definitions.

(i) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.05 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-l, Q&A-4, of the Treasury regulations.

(ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Paragraph 5.16(b)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv) Participant’s Account Balance. The account balance as of December 31 in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after such December 31. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v) Required Beginning Date. April 1 of the calendar year immediately following the calendar year in which a Participant reaches Attained Age seventy and one-half (70 1⁄2) or retires, whichever occurs last, unless the Participant is a five percent (5%) or greater equity owner of the Sponsoring Employer, in which event the Required Beginning Date is April 1 of the calendar year immediately following the calendar year in which the Participant reaches Attained Age seventy and one-half (70 1⁄2).

(f) 2009 Required Minimum Distributions. Notwithstanding the foregoing provisions of this Section 5.16, a Participant or Designated Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”) and who would have satisfied that requirement by receiving (i) distributions that are equal to the 2009 RMDs, or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Designated Beneficiary chooses not to receive such distributions. Such Participants and Designated Beneficiaries will be given the opportunity to elect to stop receiving such 2009 RMDs. For purposes of applying the Direct Rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will not be treated as Eligible Rollover Distributions.

5.17. Automatic IRA Rollovers. In the event of a mandatory distribution greater than $1,000 but not greater than $5,000 in accordance with the provisions of Section 5.08, if the Participant does not elect either to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with Section 5.14, then the Administrative Committee shall pay the distribution in a Direct Rollover to an Eligible Retirement Plan designated by the Administrative Committee. For this purpose, Rollover Accounts and Roth Rollover Accounts will be taken into account in determining whether a vested Account balance is $1,000 or less.

ARTICLE VI

THE COMMITTEES

6.01. Composition and Duties of Administrative Committee and Investment Committee. The Board of Directors of the Sponsoring Employer shall appoint three (3) or more persons to be known as the “Administrative Committee” to administer the Plan, keep records of individual Participant benefits, and notify the Participants of the value of their Accounts annually. The Board of Directors of the Sponsoring Employer shall also appoint three (3) or more persons to be the Investment Committee to perform the investment oversight and other responsibilities set forth in this Plan and in the Trust Agreement for this Plan. The Employer will notify the Trustee of the names of the members of the Administrative Committee and of any changes in membership that may take place from time to time.

6.02. Term; No Compensation. All members of the Administrative Committee and Investment Committee shall serve until their resignation or dismissal by the Board of Directors of the Sponsoring Employer and vacancies shall be filled in the same manner as the original appointments. The Board of Directors of the Sponsoring Employer may dismiss any member of the Administrative Committee and Investment Committee at any time with or without cause. No compensation shall be paid members of the Administrative Committee and/or the Investment Committee from the Trust Fund for services on such Administrative Committee and/or the Investment Committee.

6.03. Claims Procedure.

(a) Initial Claim.

(i) Submitting the Claim. Upon request, the Administrative Committee shall provide any Participant or Beneficiary (“Claimant”) with a claim form which the Claimant can use to request benefits. In addition, the Administrative Committee will consider any written, or if permitted by the Administrative Committee, or its delegee, electronic, request for benefits under the Plan to be a claim.

(ii) Approval of Initial Claim. If a claim for benefits is approved, the Administrative Committee shall provide the Claimant with written or electronic notice of such approval. The notice shall include:

(A) The amount of benefits to which the Claimant is entitled.

(B) The duration of such benefit.

(C) The time the benefit is to commence.

(D) Other pertinent information concerning the benefit.

(iii) Denial of Initial Claim. If a claim for benefits is denied (in whole or in part) by the Administrative Committee, the Administrative Committee shall provide the Claimant with written or electronic notification of such denial within ninety (90) days (forty-five (45) days in the case of a claim for disability benefit) after receipt of the claim, unless special circumstances require an extension of time for processing the claim. (See section (c) for the procedures concerning extensions of time.)

The notice of denial of the claim shall include:

(A) The specific reason that the claim was denied.

(B) A reference to the specific plan provisions on which the denial was based.

(C) A description of any additional material or information necessary to perfect the claim, and an explanation of why this material or information is necessary.

(D) A description of the plan’s appeal procedures and the time limits that apply to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) if the claim is denied on appeal.

(E) Any materials required under 29 C.F.R. § 2560.503-1(g)(1)(v).

The Claimant (or his or her duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrative Committee. The Claimant may appeal the denial as set forth in the next section of this procedure. If the Claimant fails to appeal such action to the Administrative Committee in writing within the prescribed period of time described in the next section, the Administrative Committee’s denial of a claim shall be final, binding and conclusive.

(b) Appeal Procedures.

(i) Filing the Appeal. In the event that a claim is denied (in whole or in part), the Claimant may appeal the denial by giving written notice of the appeal to the Administrative Committee within sixty (60) days (one hundred eighty (180) days in the case of a claim for disability benefit) after the Claimant receives the notice of denial of the claim.

At the same time the Claimant submits a notice of appeal, the Claimant may also submit written or electronic, comments, documents, records, and other information relating to the claim. The Administrative Committee (or its designee) shall review and consider this information without regard to whether the information was submitted or considered in conjunction with the initial claim.

(ii) General Appeal Procedure. The Administrative Committee may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties.

The Administrative Committee shall render a decision on appeal within sixty (60) days (forty-five (45) days in the case of a claim involving disability) after the receipt by the Administrative Committee of the notice of appeal, unless special circumstances require an extension of time. (See Subsection (c) for the procedures concerning extensions of time.)

The appeal decision of the Administrative Committee shall be provided in written or electronic form to the Claimant. If the appeal decision is adverse to the Claimant, then the written decision shall include the following:

(A) The specific reason or reasons for the appeal decision.

(B) Reference to the specific plan provisions on which the appeal decision is based.

(C) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. (Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to 29 C.F.R. § 2560.503-1 (m)(8).)

(D) A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures.

(E) A statement of the Claimant’s right to bring an action under ERISA section 502(a).

(iii) Special Appeal Procedure for Disability Claims. For the purpose of any appeal of an adverse benefit determination regarding a disability benefit, in addition to the procedures set forth in Subsection (b)(2), the following procedures shall also apply:

(A) The appeal will be conducted by an appropriate named fiduciary designated by the Employer. The fiduciary will be neither the individual who denied the claim initially, nor a subordinate of such individual.

(B) In deciding the appeal, the fiduciary shall not give any deference to the initial determination that was made concerning the claim.

(C) If the initial claim was denied based in whole or in part on a medical judgment, then the fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Any such professional shall be neither an individual who was consulted in connection with the initial claim, nor the subordinate of any such individual.

(D) If the fiduciary obtains the advice of medical or vocational experts in connection with the appeal, then the fiduciary must identify the expert(s), without regard to whether the fiduciary relied upon the advice when deciding the appeal.

(E) In the event of an adverse determination on appeal:

(1) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making decision on appeal, then the written decision on appeal shall include either (a) the specific rule, guideline, protocol, or other similar criterion, or (b) a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to the Claimant free of charge upon request.

(2) If the decision on appeal was based on a medical judgment, then the written decision on appeal shall include either (a) an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or (b) a statement that such explanation will be provided free of charge upon request.

(c) Extensions of Time.

(i) Notice of Extension. If the Administrative Committee requires an extension of time, the Administrative Committee shall provide the Claimant with written or electronic notice of the extension before the first day of the extension.

The notice of the extension shall include:

(A) An explanation of the circumstances requiring the extension. These circumstances must be matters beyond the control of the Plan or the Administrative Committee.

(B) The date by which the Administrative Committee expects to render a decision.

(C) The standard on which the Claimant’s entitlement to a benefit is based.

(D) The unresolved issues, if any, that prevent a decision on the claim or on appeal, and the information needed to resolve those issues. In the event that such information is needed:

(1) The Claimant shall have at forty-five (45) days in which to provide the specified information.

(2) The time for determining an initial claim shall be tolled from the date on which the notice of extension is sent to the Claimant, until the date on which the Claimant responds to the request for additional information.

(ii) Length of Extension. For purposes of an initial claim not involving disability, no more than one extension of ninety (90) days shall be allowed. For purposes of an initial claim involving disability, no more than two extensions of thirty (30) days each shall be allowed. For purposes of an appeal not involving disability, no more than one extension of sixty (60) days shall be allowed. For purposes of an appeal involving disability, no more than one extension of forty-five (45) days shall be allowed.

6.04. Limitation on Actions.

(a) No civil action shall be brought to recover under this Plan prior to completion of the appeal procedure described in Section 6.03.

(b) No civil action shall be brought to recover benefits alleged to be due under this Plan, to enforce alleged rights under the terms of this Plan, or to clarify alleged rights to future benefits under the terms of this Plan, later than two years following the date of a final determination rendered under the appeal procedure described in Section 6.03. For this purpose, the claimant is presumed to receive notice within three (3) days of mailing of a notice of a final determination by normal first class U.S. Mail, within one day of mailing of notice by any next day express delivery vendor, and within the same day of any electronic notification.

6.05. Required Vote; Records of Administrative Committee and Investment Committee. Except as otherwise specifically provided herein, every decision and action of the Administrative Committee and/or the Investment Committee shall be valid if concurred in by a majority of the members then in office, which concurrence may be had without a formal meeting. The Administrative Committee and Investment Committee shall select a Secretary, who may or may not be a Participant in the Plan, and any other officers deemed necessary and shall adopt rules governing its procedures not inconsistent herewith. The Administrative Committee and Investment Committee shall keep a permanent record of its meetings and actions.

6.06. Directing Payments. The Administrative Committee or its delegee shall direct the Trustee in writing or electronically to make payments from the Trust Fund to Participants who qualify for such payments hereunder. Such order to the Trustee shall specify the name of the Participant, his or her Social Security number, his or her address, and the amount and the form of distribution of such payments.

6.07. Nondiscrimination. Neither the Administrative Committee nor its delegee nor the Investment Committee or its delegee shall take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Administrative Committee which would be discriminatory in favor of Participants who are Highly Compensated Employees, or which would result in benefiting one Participant, or group of Participants, at the expense of another or in discrimination between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

6.08. Written Instructions to Trustee. The Trustee may request instructions in writing or electronically from the Administrative Committee or its delegee or the Investment Committee or its delegee on other matters and may rely and act thereon.

6.09. Duty to Maintain Participant Accounts. The Administrative Committee or its delegee shall be responsible for the maintenance of Participant Accounts.

6.10. Employment of Counsel, Accountants and Other Agents (or Delegees). The Administrative Committee and/or Investment Committee may employ such legal counsel, accountants, and other agents (sometimes referred to as “delegees”) as it shall deem advisable. The Employer shall pay, or cause to be paid from the Trust Fund, the compensation of such legal counsel, accountants and other agents and any other expenses incurred by the Administrative Committee and/or the Investment Committee or their delegees in the administration and investment of the Plan and Trust.

6.11. Indemnification. The Sponsoring Employer shall indemnify and save the members of the Administrative Committee and/or Investment Committee, and any persons to whom the Administrative Committee and/or Investment Committee has allocated or delegated its responsibilities in accordance with the provisions hereof who is an officer or employee of the Sponsoring Employer of an Employer, as well as any other fiduciary who is also an officer, director or employee of an Employer, and each of them, harmless from and against any and all claims, loss, damages, expense, and liability arising from their responsibilities in connection with the administration of the Plan and Trust Fund and not otherwise paid or reimbursed by insurance, unless the same shall result from their own willful misconduct.

ARTICLE VII

THE TRUST FUND AND TRUSTEE

7.01. Trust Agreement. The Sponsoring Employer has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in this Plan.

7.02. Trust Fund. The Trust Fund shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants, retired Participants, disabled Participants, their Beneficiaries or Contingent Beneficiaries under this Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement.

7.03. Removal of Trustee. The Investment Committee may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement, and upon such removal or upon the resignation of a Trustee, the Investment Committee shall appoint a successor Trustee.

7.04. Powers of Trustee. The Trustee shall have such powers to hold, invest, reinvest, control, and disburse the funds as at that time shall be set forth in the Trust Agreement or this Plan.

7.05. Trust Agreement Part of the Plan. The Trust Agreement shall be deemed to form a part of the Plan and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

7.06. Settlement of Accounts of Trustee. The Trust Agreement may contain provisions granting authority to the Administrative Committee and the Investment Committee to settle the accounts of the Trustee on behalf of all persons having or claiming an interest in the Trust Fund.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.01. Amendment of Plan. The Sponsoring Employer hereby reserves the right, at any time, by action of its Board of Directors or the Executive Committee of the Board of Directors, or any delegee of the Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make such amendments effective retroactively, if necessary, to bring the Plan into conformity with government regulations which must be complied with so the Plan and Trust Fund may be eligible for tax benefits. The Board of Directors may delegate its authority to amend this Plan to certain designated officers of the Sponsoring Employer, subject to whatever restrictions or limitations the Board may deem to be necessary or appropriate. No modification or amendment shall make it possible for Trust assets to be used for or diverted to, purposes other than the exclusive benefit of Participants and former Participants and their Beneficiaries. The effectiveness of any amendment of the Plan is expressly conditioned on the continued qualification of the Plan, as revised by such amendment, under the relevant provisions of the Code.

8.02. Termination of Plan. The Sponsoring Employer may, by action of its Board of Directors, terminate the Plan at any time.

8.03. Full Vesting of Accounts on Plan Termination. If the Sponsoring Employer terminates the Plan, completely discontinues contributions, or partially terminates the Plan, the Committee or its delegee shall compute the value of the Accounts of the affected Participants. The Accounts of such Participants and any other persons having an interest in the Trust Fund computed in the manner aforementioned shall then immediately vest and become nonforfeitable. The interest of each such Participant shall, at the discretion of the Sponsoring Employer, either (i) be distributed, or (ii) continue to be held in the Trust Fund and distributed upon each Participant’s retirement, death, disability or termination of employment.

8.04. Return of Mistaken; Nondeductible Employer Contributions. Notwithstanding anything contained herein to the contrary, and pursuant to Section 403(c)(2) of ERISA, upon the Employer’s request, a contribution which was made by the Employer under a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof, or upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.01. Corporate Merger or Consolidation. In the event of a merger or consolidation of the Sponsoring Employer or transfer of all or substantially all of its assets to any other corporation, provisions may be made by such successor corporation at its election for the continuance of this agreement and the Stock Bonus Plan created hereunder as to such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the Sponsoring Employer by an instrument duly authorizing such substitution accompanied by a certified copy of the resolutions of the Board of Directors of the Sponsoring Employer and its successor authorizing such substitution and delivered to the Trustee, and the Trustee and all Participants hereunder shall be authorized to recognize such successor in the place of the Sponsoring Employer.

9.02. Plan Transfer or Merger. In the case of any merger or consolidation with or transfer of assets or liabilities of this Plan to any other Plan, such merger, consolidation or transfer shall by its terms provide that each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

9.03. Plan Benefits Not Subject to Claims of Creditors. None of the benefits or beneficial interests under the Plan are subject to the claims of creditors of Participants or their Beneficiaries, and will not be subject to attachment, garnishment, or any other legal process except pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code. Neither a Participant nor his or her Beneficiaries may assign, sell, borrow from, or otherwise encumber any of his or her beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or Beneficiary.

9.04. No Contractual Obligation. Although it is the intention of the Sponsoring Employer that this Plan shall be continued and its contributions made regularly, this Plan is entirely voluntary on the part of the Sponsoring Employer, and the continuance of the Plan and the payments thereunder are not assumed as a contractual obligation of the Sponsoring Employer.

9.05. Suspension of Contributions. The Sponsoring Employer specifically reserves the right in its sole and uncontrolled discretion and by its official and authorized acts, to modify, suspend (in whole or in part) at any time or from time to time and for any period or periods, or to discontinue at any time contributions under this Plan.

9.06. No Right of Employment. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

9.07. Governing Law. This Plan shall be construed in accordance with the laws of the State of Missouri, except where such laws are superseded by ERISA, in which case such Act shall control.

9.08. Distribution to a Minor or Incompetent. In making any distribution to or for the benefit of any minor or incompetent the Administrative Committee or its delegee, in its sole, absolute, and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian, and any such guardian shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent, and the receipt of such guardian shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Administrative Committee or its delegee, to see to the application thereof.

9.09. Named Fiduciaries. For purposes of Part 4 of Title I of ERISA, the Sponsoring Employer, the Administrative Committee, and the Investment Committee shall each be named fiduciaries. All actions by named fiduciaries shall be in accordance with the terms of this Plan and of the Trust insofar as such documents are consistent with the provisions of Title I of ERISA. Each named fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each named fiduciary shall discharge his or her respective duties hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of the members of the Administrative Committee and the Investment Committee are duties of the Sponsoring Employer for purposes of this Section 9.09.

9.10. Administrative Committee, Investment Committee, and Trustee Responsibilities. The Administrative Committee shall be responsible for the administration and management of the Plan except for those duties herein specifically allocated to the Trustee, as a directed trustee, the Investment Committee or reserved by the Sponsoring Employer. Subject to the objectives and purposes of the Plan (as recited in the preamble to Article V of the Trust Agreement), the Trustee shall have exclusive responsibility for the management and control of the assets of the Plan, except to the extent the Investment Committee directs the purchase of Employer Stock from the treasury stock of the Sponsoring Employer. Each named fiduciary shall be responsible only for the specific duties assigned above and shall not be directly or indirectly responsible for the duties assigned to another fiduciary. The Administrative Committee shall be deemed the plan administrator for purposes of ERISA.

9.11. Nondiversion Clause. There shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Participants and their Beneficiaries.

9.12. Voting Rights with Respect to Employer Stock. Each Participant shall be entitled to vote in the manner set out in this section all shares of Employer Stock credited to his or her Accounts or to tender or exercise similar rights with respect to all or part of the shares of Employer Stock credited to his or her Accounts, irrespective of whether such Accounts are derived from Employer or Participant contributions and irrespective of whether all or a part of the Employer Stock credited to such Accounts may not yet have become fully vested and nonforfeitable.

The Administrative Committee or its delegee shall determine, as of the latest practicable date contemporaneous with or prior to the record date for each meeting of stockholders, the number of shares of Employer Stock credited to each Participant’s Accounts. The Administrative Committee or its delegee shall then furnish each Participant prior to such meeting the proxy statement for the meeting together with a form to be returned to the Administrative Committee or its delegee on which the Participant may set forth his or her instructions for the voting of shares of Employer Stock credited to his or her Accounts or an electronic method for the voting of shares of Employer Stock credited to his or her Accounts. Upon receipt of such instructions the Administrative Committee or its delegee shall instruct the Trustee to vote such shares in accordance with the Participant’s instructions. If, within such reasonable period of time prior to any such meeting of stockholders as may be specified by the Administrative Committee or its delegee no instructions shall have been received by the Administrative Committee or its delegee from such Participant, the Investment Committee or its delegee shall instruct the Trustee to vote, in person or by proxy, such shares of Employer Stock in the manner determined by the Investment Committee in its sole discretion. The Investment Committee shall, in its sole discretion, also be entitled to direct the Trustee how to vote all shares of Employer Stock held by the Trustee upon any matters as to which as a practical matter no instructions can be given by Participants prior to any meeting.

9.13. Table of Contents; Section Headings. The Table of Contents and the Section Headings have been placed in this Plan solely as a matter of convenience and for reference. They do not describe the scope or intent of this Plan, and they shall not affect its interpretation.

9.14. Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender and any singular or plural term shall also include the opposite.

9.15. Verbal Representation Limitation. The terms of the Plan shall control in all circumstances and shall not be altered by any means other than a formal amendment pursuant to Section 8.01. Any information exchanged during telephone calls or other correspondence with third-party administrators, trustees, the Employer, or any other person shall not alter or waive any provision, requirement, or limitation set forth in the Plan.

9.16. Reallocation of Lost Participants’ Accounts. If the Administrative Committee cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrative Committee may at any time thereafter treat such person’s Accounts as forfeited and use them to pay Plan expenses that would otherwise be paid by the Employer. If such person subsequently presents the Administrative Committee with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, unadjusted for interest, gains, or losses. The Administrative Committee shall pay the amount through an additional amount contributed by the Employer or from any Forfeitures that have not yet been used to pay Plan expenses.

ARTICLE X

ROLLOVER CONTRIBUTIONS AND ESOP TRANSFERS

10.01. Eligible Rollover Contributions. A nonbargaining Employee of an Employer may, in accordance with procedures approved by the Administrative Committee or its delegee, transfer all or part of an Eligible Rollover Distribution received from an Eligible Retirement Plan to the Trust Fund in a direct rollover. In addition to pre-tax amounts, such direct rollover contributions may include both (i) after-tax amounts that were contributed either to an Eligible Retirement Plan or to an individual retirement plan, and (ii) Roth contributions made to another qualified plan (but not to a Roth individual retirement plan).

The Administrative Committee or its delegee shall develop such procedures, and may require such information from the Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section 10.01. Upon approval by the Administrative Committee or its delegee, the amount transferred shall be deposited in the Trust Fund and shall be credited, as elected by the Employee, to the Employee’s Rollover Account/Diversified Investment Funds or Rollover Account/Stock, unless it is attributable to Roth contributions made to another qualified plan, in which case it shall be credited, as elected by the Employee, to the Employee’s Roth Rollover Account/Diversified Investment Funds or Roth Rollover Account/Stock (all four such Accounts hereinafter referred to as “Rollover Accounts”). Upon a transfer by an Employee who is not a Participant hereunder, his or her Rollover Accounts shall represent his or her sole interest in the Plan until he or she becomes a Participant.

If an Employee transfers assets as provided in this Section 10.1, the fair market value of the assets transferred shall be invested in accordance with the Participant’s investment elections, as made pursuant to Section 4.08 and in effect at the time such assets are deposited in the Trust Fund.

A Participant may elect in writing, or if made available by the Administrative Committee or its delegee, electronically, at any time to withdraw from his or her Rollover Accounts all or any part of (i) the shares of Employer Stock then credited to such Stock Account, and (ii) the amount then constituting such Diversified Investment Account. Any such withdrawal shall be made in accordance with the provisions of Section 5.06 (even though the Participant has not attained age fifty-nine and one-half (59 1⁄2)) in shares of Employer Stock and in cash for the fractional shares. If a Participant who has not Attained Age fifty-nine and one-half (59 1⁄2) requests a withdrawal from his or her Rollover Accounts, such request shall not be granted unless the Participant acknowledges in writing, or if made available by the Administrative Committee or its delegee, electronically, that he or she understands that all or part of the amount withdrawn may be:

(a)	Subject to a ten percent (10%) federal excise tax penalty;

(b)	Taxed as ordinary income for federal income tax purposes; and

(c)	Reported to the Internal Revenue Service for such purposes.

10.02. ESOP Transfer Contributions. Any Employee who is either (1) a Participant making after-tax employee contributions to this Plan as of December 31, 1989, or (2) a Limited Participant as of December 31, 1989, and who, in either case, receives a distribution from the Leggett & Platt, Incorporated Employee Stock Ownership Plan (the “ESOP”) as a result of the termination of the ESOP, may elect to have the entire amount of such distribution transferred to the Trust Fund under this Plan and credited to his or her ESOP Transfer Account/Stock. Such election shall be made in writing on forms provided by the Administrative Committee or electronically in a manner prescribed by the Administrative Committee or its delegee. ESOP Transfer Contributions shall be transferred directly from the trustee of the ESOP to the Trustee of this Plan as soon as reasonably practicable following the termination of the ESOP.

A Participant may elect at any time to withdraw from his or her ESOP Transfer Accounts all or any part of the shares of Employer Stock then credited to his or her ESOP Transfer Account/Stock. Any such withdrawal shall be made in accordance with the provisions of Section 5.06 (even though the Participant has not attained age fifty-nine and one-half (59 1⁄2)) in shares of Employer Stock and in cash for the fractional shares. If a Participant who has not Attained Age fifty-nine and one-half (59 1⁄2) requests a withdrawal from his or her ESOP Transfer Accounts, such request shall not be granted unless the Participant acknowledges in writing, or if made available by the Administrative Committee or its delegee, electronically, that he or she understand that the amount withdrawn will be:

(a)	Subject to a ten percent (10%) federal excise tax penalty;

(b)	Taxed as ordinary income for federal income tax purposes; and

(c)	Reported to the Internal Revenue Service for such purposes.

10.03. Vesting in Rollover Contributions and ESOP Transfer Contributions. A Participant’s Rollover Account/Diversified Investments, Rollover Account/Stock, ESOP Transfer Account/Diversified Investments, and ESOP Transfer Account/Stock shall be fully vested at all time.

10.04. Adjustment of Rollover Accounts and ESOP Transfer Accounts. After the Rollover Accounts and ESOP Transfer Accounts become a part of the Trust Fund pursuant to Section 10.1 and Section 10.2, they shall share in the gains and losses of the Trust Fund, in accordance with the terms of Section 4.02 and Section 4.03.

10.05. Distribution of Rollover Accounts and ESOP Transfer Accounts upon Disability. When the Employee retires or otherwise terminates employment for any reason, he or she shall be entitled to a distribution of the full value of his or her Rollover Accounts and ESOP Transfer Accounts, determined as of the Valuation Date the distribution is processed for payment. Such distribution shall be made in the form of payment elected in accordance with Section 5.09.

10.06. Distribution of Rollover Accounts and ESOP Transfer Accounts upon Death. If the Employee dies before his or her Rollover Accounts and ESOP Transfer Accounts are distributed to him or her, his or her Beneficiary shall be entitled to the full value of his or her Rollover Accounts and ESOP Transfer Accounts determined as of the Valuation Date his or her distribution is processed for payment. Such Death Benefit shall be in addition to any Death Benefit that is distributed in accordance with Section 5.03.

10.07. Distribution of Rollover Accounts and ESOP Transfer Accounts upon Termination of Employment. If an Employee terminates employment for any reason other than retirement or death, his or her Rollover Accounts and ESOP Transfer Accounts shall continue to be held in the Trust Fund, and shall share in the gains and losses thereof in accordance with Section 4.02 and Section 4.03, until the first to occur of (i) the date the Employee requests such funds be transferred to another funding medium, (ii) the Employee’s death, or (iii) the date benefits are distributed to the Employee under the applicable provisions of Article V.

10.08. Form of Distribution. Any former Employee or retired Employee who is entitled to a distribution under the terms of this Plan may request, and the Administrative Committee shall agree to, a lump sum distribution of his or her entire vested interest hereunder, as soon as reasonably practicable after his or her termination of employment, calculated as of the Valuation Date the distribution is processed for payment.

ARTICLE XI

TAX EQUITY AND FISCAL

RESPONSIBILITY ACT OF 1982

TOP-HEAVY PROVISIONS

11.01. Application. The provisions of this Article XI shall be applicable only if the Plan becomes “top-heavy” (as defined in Section 416(g) of the Code); i.e., generally, if sixty percent (60%) or more of the value of the Accounts of Participants in this Plan as of any “determination date” (as defined in Section 416(g)(4) of the Code, i.e., December 31 of the immediately preceding Accounting Year) beginning as of December 31, 1983, is attributable to “key employees” (as defined in Section 416(i)(1) of the Code), including the accrued benefits attributable to any defined benefit plan which must be mandatorily aggregated with this Plan under Section 416 of the Code. For this purpose, prior to January 1, 2002, benefit payments to “key employees” during the Accounting Year (ending with such determination date) or in any of the four (4) immediately preceding calendar years shall be taken into account. From and after January 1, 2002, only benefit payments during the one-year period ending on the determining date shall be taken into account, including any terminated plan, had it not been aggregated with this Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a benefit payment for any reason other than separation from service, death or disability, this provision shall be applied by taking into account not only benefit payments to “key employees” during the Accounting Year (ending with the determination date), but also each of the four (4) immediately preceding calendar years. The present value of accrued benefits in any defined benefit plan sponsored by the Employer which must be mandatorily aggregated for this purpose, shall be determined on the basis of the actuarial assumptions then being used to comply with Section 401(a)(25) of the Code. If the Plan becomes “top-heavy” as of any determination date, then effective in the next succeeding Accounting Year, the provisions of this Article XI shall apply.

11.02. Special Minimum Contribution. If this Plan becomes “top-heavy,” the minimum employer contribution required by Section 416(c) of the Code shall be satisfied by any defined benefit plan maintained by the Employer which also covers all the Employees who are covered by this Plan.

11.03. Key Employee Defined. The term “key employee” shall have the same meaning as is specified in Section 416(i)(1) of the Code, i.e., any Employee or former Employee (including any deceased employee) who at any time during the Accounting Year that includes the determination date was an officer of the Employer having Section 415 Compensation greater than $160,000 (as adjusted under Section 416(i)(1) of the Code for Accounting Years beginning after December 31, 2006), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. The determination of who is a “key employee” will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

SIGNATURES

IN WITNESS WHEREOF, Leggett & Platt, Incorporated has caused this amendment and restatement of the Plan to be executed this 23rd day of January, 2014, effective as of July 1, 2013, except as otherwise indicated.

I hereby certify that I have the authority to adopt this Plan restatement pursuant to a resolution adopted by the Board of Directors of Leggett & Platt, Incorporated, dated May 9, 2013, which is still in full force and effect.

ATTEST: (SEAL)	LEGGETT & PLATT, INCORPORATED

/s/ TRAVIS J. ALMANDINGER	By:	/s/ JOHN G. MOORE
Assistant Secretary		Senior Vice President — Chief Legal & HR Officer and Secretary

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

SCHEDULE I

List of Participating Employers

as of January 1, 2015

(by Branch, Location and Clock No.)

Legal Entity	Branch Number	Branch Name	Location	Clock Nos. Covered	Effective Date
Crest-Foam Corp.	1702	Ft. Worth Foam	Ft. Worth, TX	All	(blank)
	1704	Houston Foam	Houston, MS	All	(blank)
Gamber-Johnson LLC	0687	Gamber-Johnson	Stevens Point, WI	All	4/1/2007
L&P Automotive Luxembourg S.a.r.l	0396	LPAG	El Paso, TX	All	(blank)
L&P CVP Group, LLC	0678	CVP Group Management	Atlanta, GA	All	12/1/2006
	0771	Crown North America - Chicago	Chicago, IL	All	2/27/2012
	0P03	L&P Eastpoint	Atlanta, GA	>7999	7/1/2001
	0P10	Taylor	Taylor, MI	All	(blank)
	0P14	L&P St. Louis Van Installation	Wentzville, MO	All	(blank)
	0P15	L&P CVP - Baltimore	Baltimore, MD	All	9/23/2014
	0P23	Masterack	Atlanta, GA	>7999	7/1/2001
L&P Electric, Inc.	0765	L&P Electric, Inc.	Sterling, IL	>7999	1/1/2012
L&P Financial Services Co.	0014	Clip/Shaft Production	Carthage, MO	All	(blank)
	0043	Corporate Credit Function	Carthage, MO	All	(blank)
	6008	Hi Life Products	Ontario, CA	All	(blank)
	6014	L&P Tracy	Tracy, CA	All	(blank)
L&P Materials Manufacturing, Inc.	0016	Monroe	Monroe, GA	>6999	(blank)
	0656	Mary Ann Industries	Villa Rica, GA	All	11/14/2005
	0A01	Jacksonville	Jacksonville, FL	All	(blank)
	1023	Atlanta Warehouse	Atlanta, GA	All	(blank)
L&P Property Management Company	0007	IDEA Center	Carthage, MO	All	(blank)
	0012	St. Paul Box Spring	St. Paul, MN	All	(blank)
	0042	Clearfield	Clearfield, UT	All	(blank)
	0052	L A Spring	South Gate, CA	>7999	(blank)
	0796	Smart Products - Carthage	Carthage, MO	All	1/1/2015
	0E00	Whittier	Whittier, CA	All	1/5/2011
	0E25	West Coast Furniture	City of Industry, CA	All	(blank)
L&P Springs Manufacturing, LLC	0787	Colorado Springs	Colorado Springs, CO	All	7/1/2014
	0788	Rensselaer	Rensselaer, IN	>7999	7/1/2014
	0789	Delano	Rensselaer, IN	>7999	7/1/2014
	0790	Rensselaer Machine Shop	Rensselaer, IN	>7999	7/1/2014
L&P Supply Chain Management, LLC	0766	LPGSCS – W&D Division – Fontana	Fontana, CA	All	10/27/2012
	0S04	L&P Supply Chain Management, LLC	San Bernardino, CA	All	10/1/2008
	0S05	West Coast Distribution Center	San Bernardino, CA	All	9/12/2011
L&P Transportation LLC	0S00	L&P Transportation	Carthage, MO	All	(blank)
	0S06	Global Supply Chain Solutions – Domestic Logistics Services	Carthage, MO	All	9/1/2012
	0S10	Whittier Transportation	Whittier, CA	All	(blank)
Landmark Earth Solutions, Inc.	0737	Landmark Earth Solutions Office	Kennesaw, GA	All	11/1/2008
	0758	Rapid Deployment Structures	Kennesaw, GA	All	3/1/2011
Leggett & Platt Automotive Group - New Jersey, LLC	95BG	Leggett & Platt Automotive Group - New Jersey, LLC	Carthage, MO	All	(blank)
Leggett & Platt Commercial Vehicle Products, Inc.	0640	L&P Commercial Vehicle Products - FECAP	Elyria, OH	All	10/28/2005
	0784	L&P CVP - Kansas City	Kansas City, MO	All	2/1/2014

Legal Entity	Branch Number	Branch Name	Location	Clock Nos. Covered	Effective Date
Leggett & Platt Components Company, Inc.	0009	Matrex	Greensboro, NC	All	7/1/1995
	0011	Mississippi Spring	Tupelo, MS	All	7/1/1995
	0331	Ark-Ell Springs	Houlka, MS	All	10/23/1999
	0340	Matrex Seating Plant	Greensboro, NC	All	(blank)
	0341	Tupelo Sleeper	Tupelo, MS	All	1/1/2000
	0344	Omega Motion	Saltillo, MS	All	6/1/2000
	0548	Sackner N.C.	Statesville, NC	All	2/22/2003
	4201	Super Sagless Hardware	Tupelo, MS	All	1/1/2002
	4230	Sofa Sleeper Division Office	Tupelo, MS	All	1/1/1999
	0118	Iredell Fibers	Statesville, NC	All	7/1/1998
Leggett & Platt International Service Corporation	0741	Asian Logistics - US Office	Chicago, IL	>7999	2/26/2009
	0744	International Services - Asia #2	Carthage, MO	All	5/4/2009
	0745	International Services - Asia #1	Carthage, MO	All	5/4/2009
	0751	International Services (Asia)	Carthage, MO	All	12/11/2009
	0752	Intl Services (Dominican Republic)	Atlanta, GA	All	2/1/2010
	0754	International Services (Canada)	Carthage, MO	All	3/15/2010
Leggett & Platt Office Components, LLC	0801	LPOC North America	City of Industry, CA	All	(blank)
	0803	LP Cincro	Liberty, NC	All	(blank)
	0805	LPOC North America - Payroll	Grafton, WI	All	12/12/2007
Leggett & Platt, Incorporated	0000	L&P Central Office	Carthage, MO	>7999	7/1/1977
	0001	Carthage Spring	Carthage, MO	All	1/1/2004
	0002	Winchester Spring	Winchester, KY	>7999	(blank)
	0003	Ennis Spring	Ennis, TX	All	1/1/1999
	0004	Oklahoma City	Oklahoma City, OK	All	(blank)
	0005	Phoenix Spring	Phoenix, AZ	All	1/1/1999
	0008	Denver	Denver, CO	All	(blank)
	0018	Leggett & Platt Furniture Technology Center	High Point, NC	All	(blank)
	0026	Lakeland Box Spring	Lakeland, FL	All	(blank)
	0030	Seating Components Division Office	High Point, NC	All	(blank)
	0031	Central Division Office	Carthage, MO	All	(blank)
	0034	Southern Division Office	Monroe, GA	All	(blank)
	0036	Western Division Office	Cerritos, CA	All	(blank)
	0038	Machinery Division	Carthage, MO	All	(blank)
	0039	Corporate Group Expense	Carthage, MO	All	(blank)
	0062	Seattle	Tacoma, WA	All	(blank)
	0151	GSG Division Office	Carthage, MO	All	(blank)
	0178	Vertex Fasteners	Des Plaines, IL	All	7/5/1998
	0201	Cleveland	Cleveland, TN	All	(blank)
	0338	LPGS	Chicago, IL	All	1/1/2000
	0383	L&P Berwick	Berwick, PA	All	1/1/2008
	0400	Carthage Wire Mill	Carthage, MO	All, except 7000’s	(blank)
	0401	L&P Wire Tie - Carthage	Carthage, MO	All	7/1/1994
	0404	L&P Wire-Tie Systems	City of Industry, CA	All	(blank)
	0430	Wire Group	Carthage, MO	All	(blank)
	0500	Gordon Manufacturing	Grand Rapids, MI	All	(blank)
	0569	Adjustable Bed Warranty Service	Lexington, NC	All	2/1/2005
	0612	Georgetown - Adjustable Bed	Georgetown, KY	All	7/26/2004
	0654	Porter International	Topsfield, MA	All	9/28/1997
	0664	L&P Wire Tie - Salt Lake	Salt Lake City, UT	All	11/14/2005
	0679	Beeline Chicago	Chicago, IL	All	12/1/2006

Legal Entity	Branch Number	Branch Name	Location	Clock Nos. Covered	Effective Date
Leggett & Platt, Incorporated (cont’d)	0695	Drawn Wire Division Office	Carthage, MO	All	7/30/2004
	0696	Wire Products Unit Office	Carthage, MO	All	7/30/2007
	0697	Formed Wire Products Division Office	Neosho, MO	All	7/30/2007
	0698	Tubing & Fab. Wire Prod. Unit Office	Troy, MI	All	7/30/2007
	0699	Industrial Materials Segment Office	Carthage, MO	All	7/30/2007
	0700	Linwood FBG	Lexington, NC	All	(blank)
	0720	Bedding Group Projects	Carthage, MO	All	12/13/2007
	0740	European Logistics - US Office	Chicago, IL	>7999	2/26/2009
	0753	Porter International	Denver, CO	All	3/1/2010
	0757	CSA	Denver, CO	All	7/9/2010
	0760	L&P Wire-Tie Systems - England	Carthage, MO	All	6/1/2011
	0761	L&P Wire-Tie Systems - Euros	Carthage, MO	All	7/1/2011
	0762	L&P Wire-Tie Systems - San Antonio	San Antonio, TX	All	9/26/2011
	0763	L&P Wire-Tie Systems - Houston	Houston, TX	All	9/26/2011
	0776	Adjustable Bed Imports	Georgetown, KY	All	1/15/2013
	0783	LPCC Premium Padding	Fort Worth, TX	All	1/22/2014
	0791	LPAG	El Paso, TX	All	9/27/2014
	0794	Work Furniture Unit Office	Carthage, MO	All	1/1/2015
	0797	Adjustable Bed - Joplin	Joplin, MO	All	1/1/2015
	0903	Adjustable Bed - El Paso	El Paso, TX	All	1/1/2015
	0N04	Miami Spring	Miami, FL	All	(blank)
	0N09	Batavia	North Aurora, IL	All	(blank)
	0N64	High Point Furniture	High Point, NC	All	(blank)
	0P40	Talbot Industries	Neosho, MO	All	4/1/2007
	0R01	Merit Steel Co.	Kouts, IN	All	(blank)
	0V00	Parthenon	La Vergne, TN	All	(blank)
	1506	High Point Spring	High Point, NC	All	(blank)
	1701	Urethane Products Division	Fort Worth, TX	All	(blank)
	1730	ICG Fort Worth	Fort Worth, TX	All	2/3/2012
	3200	Indiana Chair Frame	Liberty, NC	All	(blank)
	3601	Fashion Bed	Bedford Park, IL	All	(blank)
	3630	Consumer Products	Bedford Park, IL	All	7/18/2003
	4600	Automotive Unit	Carthage, MO	All	(blank)
	4601	Flex-O-Lators Carthage	Carthage, MO	All	(blank)
	4603	L&P Automotive - Troy	Troy, MI	All	(blank)
	4604	Flex-o-Lator - Detroit	Troy, MI	All	(blank)
	5100	Leitchfield	Leitchfield, KY	>7999	(blank)
	5301	Oxford Spring	Oxford, MA	All	(blank)
	5600	Gribetz International	Sunrise, FL	All	(blank)
	5603	Gribetz International	Sunrise, FL	All	11/26/2012
	5801	Kendallville	Kendallville, IN	All	11/1/2008
	6003	No Sag Bonded	Aurora, IL	>6999	(blank)
	6016	Cape Girardeau	Cape Girardeau, MO	>7999	4/29/2005
	6130	Adjustable Bed Division Office	Carthage, MO	All	1/1/1999
	6901	Dallas/Ft. Worth	Dallas, TX	All	4/1/2007
	6912	Houston Warehouse Steel	Houston, TX	All	(blank)
	8814	L&P Distribution Ctr Furniture	Conover, NC	All	(blank)
	0114	Porter International Inc.	Carthage, MO	All	9/28/1997
Solon Specialty Wire Co.	0537	Solon Specialty Wire Co.	Solon, OH	All	10/27/2002
Sponge-Cushion, Inc.	6018	Sponge Cushion	Morris, IL	>7999	4/5/2006
Sterling Steel Company, LLC	0530	Sterling Steel	Sterling, IL	>7999	6/3/2002

Legal Entity	Branch Number	Branch Name	Location	Clock Nos. Covered	Effective Date
Western Pneumatic Tube Company, LLC	0767	Western Pneumatic Tube, LLC	Kirkland, WA	>7999	10/1/2014*
	0769	Aerospace Unit Office	Kirkland, WA	>7999 newly hired/RH/TR	10/1/2014*

*	Only non-collectively bargained employees first hired, rehired, or transferred out of bargaining unit on or after effective date.

AMENDMENT NUMBER ONE

TO THE

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

(As Restated Effective July 1, 2013)

Section 8.01 of the Leggett & Platt, Incorporated Stock Bonus Plan (the “Plan”) provides that the Plan may be amended by action of the Sponsoring Employer’s Board of Directors or a duly authorized officer. In accordance with the provisions of that Section, the Plan is hereby amended as follows:

1. Section 1.02 is revised to read as follows:

1.02. Accounts. The term “Accounts” shall mean the records maintained for the purpose of accounting for a Participant’s interest in the Plan. “Account” may refer to one, more than one, or all of the following accounts:

(a) Cash Dividends Holding Account;

(b) Cash Dividends Reinvestment Account/Diversified Investments;

(c) Cash Dividends Reinvestment Account/Stock;

(d) Employee After-Tax Contributions Account/Diversified Investments;

(e) Employee After-Tax Contributions Account/Stock;

(f) Employee Pre-Tax Contributions Account/Diversified Investments;

(g) Employer Pre-Tax Contributions Account/Stock;

(h) Employer Matching Contributions Account/Diversified Investments;

(i) Employer Matching Contributions Account/Stock;

(j) Employer QNEC Account/Diversified Investments;

(k) Employer QNEC Account/Stock;

(l) ESOP Transfer Account/Diversified Investments;

(m) ESOP Transfer Account/Stock;

(n) Participant Voluntary Deductible Employee Contributions Account/Diversified Investments;

(o) Participant Voluntary Deductible Employee Contributions Account/Stock;

(p) Rollover Account/Diversified Investments;

(q) Rollover Account/Stock;

(r) Roth Contribution Account/Diversified Investment Funds;

(s) Roth Contribution Account/Stock;

(t) Roth Rollover Account/Diversified Investment Funds;

(u) Roth Rollover Account/Stock;

(v) Roth Conversion Account/Diversified Investment Funds; and

(w) Roth Conversion Account/Stock.

The Administrative Committee may also provide for the maintenance of subaccounts within each of these Accounts, to the extent such subaccounts are necessary to comply with applicable provisions of (i) the Code, (ii) any state or federal statute, or (iii) guidance issued by the Internal Revenue Service

2. Section 1.55 is revised to read as follows:

1.55. Roth Conversion Account/Diversified Investments. The term “Roth Conversion Account/Diversified Investments” shall mean the Account of a Participant to which shall be credited amounts from his or her Roth Conversion Account/Stock that are diversified into certain investments elected pursuant to Section 4.08, credited or debited pursuant to Section 4.02, and debited with benefit payments or transfers from such accounts to the Participant’s Stock or other Diversified Investments Accounts. Separate subaccounts shall be maintained for each diversified investment option and may be maintained for the interim investment of diversified investment contributions or transfers into this Account and/or for the proceeds from the sale of diversified investments.

2

3. Section 1.56 is revised to read as follows:

1.56. Roth Conversion Account/Stock. The term “Roth Conversion Account/Stock” shall mean the Account of a Participant that is credited with shares of Employer Stock purchased by the Trust Fund from the Participant’s In-Plan Roth Conversions made pursuant to Section 10.09, credited or debited with the adjustments made pursuant to Section 4.03, and credited or debited with transfers into or out of diversified investments pursuant to Section 4.08. While such Account shall record the number of shares credited to the Account (expressed in fractional shares to the nearest four (4) places), no allocation of any specific shares of Employer Stock held in the Trust Fund shall be made to such Account. Separate subaccounts may be maintained for the interim investment of contributions and transfers into this Account and/or for the proceeds from the sale of Employer Stock

4. Subsection 4.02(d) is revised to read as follows:

(d) Vesting of Diversified Investments Accounts. A Participant’s Diversified Investments that are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Employer QNEC Contributions, ESOP Transfers, Employee After-Tax Contributions, Participant Voluntary Deductible Employee Contributions, Rollovers, Roth Contributions, and In-Plan Roth Conversions shall be 100% immediately and fully vested. The Diversified Investments Accounts that are attributable to Employer Matching Contributions, other than Employer QNEC contributions, made on behalf of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the date the Participant is credited with three (3) years of Vesting Service.

3

5. Subsection 4.03(d) is revised to read as follows:

(d) Vesting of Stock Accounts. A Participant’s Stock Accounts that are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Employer QNEC Contributions, ESOP Transfers, Employee After-Tax Contributions, Participant Voluntary Deductible Employee Contributions, Roth Contributions, and In-Plan Roth Conversions shall be 100% immediately and fully vested. The Stock Accounts which are attributable to Employer Matching Contributions, other than Employer QNEC Contributions, made on behalf of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the date the Participant is credited with three (3) years of Vesting Service.

6. The last paragraph of Section 5.06 is revised to read as follows:

A Participant may not withdraw any portion of his or her Roth Contribution or Roth Conversion Accounts until the end of the period of five consecutive calendar years that begins with the earliest of the first day of the first calendar year in which the Participant (i) makes a designated Roth Contribution to this Plan, (ii) made a designated Roth Contribution to another qualified plan that was later accepted as a Rollover Contribution to the Participant’s Roth Rollover Accounts pursuant to Subsection 10.01, or (iii) rolled over an amount in an In-Plan Roth Conversion pursuant to Section 10.09. This five-year rule shall not, however, apply to withdrawals from the Participant’s Roth Rollover Accounts, which may be made at any time, in accordance with Section 10.01.

7. The caption of Article X is revised to read as follows:

ROLLOVER CONTRIBUTIONS, ESOP

TRANSFERS, AND IN-PLAN ROTH CONVERSIONS

8. The following new Section 10.09 is inserted at the end of Article X:

10.09 In-Plan Roth Conversions. Subject to the remainder of this Section, a Participant (whether or not he or she is an Employee) may elect to roll over all or a portion of the Accounts specified below to his or her Roth Conversion Account/Diversified Investment Funds or his or her Roth Conversion Account/Stock (collectively, his or her “Roth Conversion Accounts”), provided the distribution of such amount would otherwise be an Eligible Rollover Distribution. For purposes of this Section 10.09, the term “Participant” shall include a deceased Participant’s surviving Spouse and an alternate payee under a QDRO who is a Participant’s Spouse or former Spouse.

4

(a) Amounts Eligible for Conversion. A Participant may elect, at any time, to convert any amounts (to the extent vested) held in his or her Accounts (other than his or her Roth Contribution Account/Diversified Investment Funds, Roth Contribution Account/Stock, Roth Rollover Account/Diversified Investment Funds, Roth Rollover Account/Stock, and Roth Conversion Accounts).

(b) Conversion Method and Accounting

(i) If a Participant elects to convert an amount that is otherwise distributable to him or her under the terms of the Plan, the Participant may elect to convert the amount either through a Direct Rollover (in accordance with Subsection 5.09(b) and Section 5.14) or through a distribution to the Participant that he or she then contributes to the Plan as a Rollover Contribution (in accordance with the procedures described in Section 10.01, except that the amount shall be contributed to the Participant’s Roth Conversion Accounts, rather than his or her Roth Rollover Accounts).

(ii) Amounts that are not otherwise distributable from the Plan at the time of an In-Plan Roth Conversion may be converted only through a Direct Rollover (in accordance with Subsection 5.09(b) and Section 5.14). In accordance with IRS Notice 2014-74, Q&A-3, such amounts shall thereafter be held in a separate subaccount (or separate subaccounts) of the Participant’s Roth Conversion Accounts, and shall remain subject to the same distribution restrictions that applied to them before the In-Plan Roth Conversion.

(c) Exceptions to Treatment as a Distribution. Notwithstanding any contrary provision of the Plan, an outstanding loan that is converted pursuant to this Section without changing the repayment schedule shall not be treated as a new loan. Notwithstanding any contrary provision of Section 5.08, an amount converted pursuant to this Section shall continue to be taken into account when determining whether the value of the Participant’s vested Account balance exceeds $5,000.

The changes made by this Amendment shall be effective as of April 1, 2014.

5

IN WITNESS WHEREOF, the undersigned officer of Leggett & Platt, Incorporated (the “Company”), in accordance with the resolutions of the Board of Directors of the Company adopted on May 9, 2013 (a copy of which is attached), hereby executes Amendment Number One to the Leggett & Platt, Incorporated Stock Bonus Plan. Also attached is a summary of the changes contained in this amendment.

Date:	LEGGETT & PLATT, INCORPORATED

April 16, 2014	/s/ JOHN G. MOORE
John Moore Senior Vice President — Chief Legal, HR Officer/Secretary

6

AMENDMENT NUMBER TWO

TO THE

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

(As Restated Effective July 1, 2013)

Section 8.01 of the Leggett & Platt, Incorporated Stock Bonus Plan (the “Plan”) provides that the Plan may be amended by action of the Sponsoring Employer’s Board of Directors or a duly authorized officer. In accordance with the provisions of that Section, the Plan is hereby amended by revising the first paragraph of Section 5.08 to read as follows:

5.08. Distribution Date. Any benefit payable under this Article V shall be paid as soon as administratively practicable after the benefit becomes distributable hereunder. In accordance with the requirements of Code Section 401(a)(14), a Participant’s benefit payments shall begin no later than 60 days after the end of the Plan Year in which the Participant attains his or her Normal Retirement Date or retires, whichever is later, unless the Participant elects to defer the distribution; provided, however, that a Participant’s failure to elect, in such a manner as prescribed by the Administrative Committee, to have his or her vested benefit distributed shall be deemed an election by the Participant to defer the distribution. In no event shall the Participant’s benefit payments commence later than the Participant’s Required Beginning Date, as defined in Section 5.16. The surviving Spouse of a deceased Participant may elect to defer the commencement of benefit distributions to a date no later than April 1 of the calendar year immediately following the calendar year in which the deceased Participant would have attained age 70 1⁄2. A nonspouse Beneficiary may not defer the commencement of benefit payments. As a result, benefit payments to a nonspouse Beneficiary shall commence as soon as administratively practicable after the benefit becomes distributable.

The changes made by this Amendment merely clarify the Plan’s existing terms and therefore require no effective date.

IN WITNESS WHEREOF, the undersigned officer of Leggett & Platt, Incorporated (the “Company”), in accordance with the resolutions of the Board of Directors of the Company adopted on May 7, 2014 (a copy of which is attached), hereby executes Amendment Number Two to the Leggett & Platt, Incorporated Stock Bonus Plan. Also attached is a summary of the changes contained in this amendment.

Date:	LEGGETT & PLATT, INCORPORATED

October 1, 2014	/s/ JOHN G. MOORE
John Moore Senior Vice President — Chief Legal, HR Officer/Secretary

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AMENDMENT NUMBER THREE

TO THE

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

(As Restated Effective July 1, 2013)

Section 8.01 of the Leggett & Platt, Incorporated Stock Bonus Plan (the “Plan”) provides that the Plan may be amended by action of the Sponsoring Employer’s Board of Directors or a duly authorized officer. In accordance with the provisions of that Section, the Plan is hereby amended as follows:

1. Section 1.12 is revised to read as follows:

1.12. Compensation Base. For 2014, the term “Compensation Base” shall mean $39,420. The term “Compensation Base” for any Accounting Year after 2014 shall mean the Compensation Base for the immediately preceding Accounting Year increased by fifty percent (50%) of the merit budget percentage guideline that was approved by the Employer’s Chief Executive Officer for the immediately preceding Accounting Year, rounded down to the next one-tenth of one percent (0.1%).

2. The last paragraph of Paragraph 2.02(a)(i) is revised to read as follows:

The Threshold Amount for 2014 shall be $27,814. Thereafter, the Threshold Amount shall be increased for each Accounting Year by fifty percent (50%) of the merit budget percentage guideline that was approved by the Employer’s Chief Executive Officer for the immediately preceding Accounting Year, rounded down to the next one-tenth of one percent (0.1%).

The changes made by this Amendment shall be effective as of January 1, 2015.

IN WITNESS WHEREOF, the undersigned officer of Leggett & Platt, Incorporated (the “Company”), in accordance with the resolutions of the Board of Directors of the Company adopted on May 7, 2014 (a copy of which is attached), hereby executes Amendment Number Three to the Leggett & Platt, Incorporated Stock Bonus Plan. Also attached is a summary of the changes contained in this amendment.

Date:	LEGGETT & PLATT, INCORPORATED

November 13, 2014	/S/ JOHN G. MOORE
John Moore
Senior Vice President — Chief Legal, HR Officer/Secretary

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